SCHEDULE 14A

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ARMSTRONG WORLD INDUSTRIES, INC.

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ARMSTRONG WORLD INDUSTRIES, INC. 2500 COLUMBIA AVE., LANCASTER, PA 17603 P.O. BOX 3001, LANCASTER, PA 17604 www.armstrongceilings.com April 28, 2020

2020 ANNUAL MEETING OF SHAREHOLDERS

ARMSTRONG WORLD INDUSTRIES, INC.

Dear Fellow Shareholders:

We look forward to your attendance virtually via the Internet or by proxy at the 2020 Armstrong World Industries, Inc. Annual Shareholders’ Meeting. We will hold the meeting at 8:00 a.m. Eastern Time on Thursday, June 25, 2020. To provide a consistent and convenient experience for all shareholders regardless of location, we have adopted an entirely virtual format for this meeting.

In 2019, we completed our transition to an Americas-focused ceiling, wall and suspension system solutions provider with the sale of our European, Middle East, African, and Pacific Rim businesses to Knauf International GmbH. Within our Mineral Fiber segment, we continued to drive net sales growth and deliver strong earnings performance. Within our Architectural Specialties segment, we expanded our portfolio and capabilities through the acquisitions of Architectural Components Group, Inc. and MRK Industries, Inc. Additionally, we continued our share repurchase program and enhanced our regular quarterly dividend by 14%.

As we look forward to 2020 and beyond, we are excited to highlight several of the initiatives that will transform our business this year and into the future. As an Americas-focused ceilings and walls company, we are investing for growth, agility and speed across our entire organization to (i) rapidly innovate and launch new products, (ii) effectively utilize data and digital technology, (iii) brand, promote and drive specifications for our broad range of product offerings, and (iv) expand our portfolio of solutions and manufacturing capabilities through a pipeline of business development opportunities, as well as new programs focused on the sustainability of our products and operations. These initiatives and investments make this an exciting time for our company.

Finally, as we mail this letter and proxy statement, our dedicated teams are proactively managing the far-reaching impacts of the coronavirus (COVID-19) pandemic. Our primary concern continues to be the health and well-being of our employees and their families, our business partners, and our communities, and the needs of our customers and the economy as a whole. Please know that, with the support of our Board, management is taking actions on a daily basis to safely and effectively navigate this unprecedented economic and public health disruption for the benefit of all of our stakeholders, while operating within CDC guidelines and maintaining a safe working environment for employees and business partners. Manufacturing operations have altered crewing; adjusted line speeds; reconfigured work and common areas; installed barriers to maintain recommended social distancing; and increased the frequency with which facilities are cleaned. Corporate and sales staffs are working remotely, and an emergency leave process has been instituted for all employees. The Company remains focused on serving and supporting customers, particularly priority healthcare projects. With our strong balance sheet, experienced and dedicated teams, industry leading product portfolio and long-standing customer and supplier relationships, we are well-positioned to manage through these challenges and position our company for future opportunities and continued success.

Our Board of Directors and management team look forward to continuing our work to advance our strategic priorities, serve our customers, create value for our shareholders and, through our products and solutions, make a difference in the spaces where people live, work, learn, heal and play.

At the 2020 Annual Shareholders’ Meeting, we will vote on the election of directors, vote to ratify the selection of KPMG LLP as our independent registered public accounting firm, and vote on a non-binding advisory basis on the compensation of our named executive officers. Please refer to the proxy statement for detailed information on each of the matters to be acted on at the meeting virtually via the Internet.

Your vote is important, and we strongly urge you to cast your vote. For most items, including the election of directors, your shares will not be voted if you do not provide voting instructions via the Internet, by telephone, or by returning a proxy or voting instruction card. We encourage you to vote promptly, even if you plan to attend the meeting virtually via the internet.

On behalf of your Board of Directors, thank you for your continued support.

Very truly yours,

Larry S. McWilliams

Chairman of the Board

NOTICE OF 2020 ANNUAL MEETING OF SHAREHOLDERS

Time and Date	8:00 a.m. Eastern Time on Thursday, June 25, 2020

Attendance	Online at www.virtualshareholdermeeting.com/awi2020

Record Date	April 21, 2020

Agenda	Items of Business	Board Recommendation

	1. Elect as directors the nine (9) nominees named in the attached proxy statement	FOR EACH DIRECTOR NOMINEE

	2. Ratify the selection of KPMG LLP as our independent registered public accounting firm for 2020	FOR

	3. Approve, on an advisory basis, our executive compensation program	FOR

How To Vote	•	Please act as soon as possible to vote your shares, even if you plan to attend the annual meeting via the Internet.

•	Your broker will not be able to vote your shares with respect to the election of directors unless you have given your broker specific instructions to do so. We strongly encourage you to vote.

•	You may vote via the Internet, by telephone, or, if you have received a printed version of these proxy materials, by mail.

•	See “ADDITIONAL MEETING INFORMATION” on page 58 of this proxy statement for further information.

Attending the Meeting via the Internet:

Instructions on how to attend and participate via the Internet, including how to demonstrate proof of stock ownership, are posted at www.virtualshareholdermeeting.com/awi2020.

Shareholders may vote and submit questions while attending the meeting on the Internet.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF

PROXY MATERIALS FOR THE ANNUAL MEETING

TO BE HELD ON JUNE 25, 2020:

The Notice of Annual Meeting, this Proxy Statement and

the Company’s 2019 Annual Report are available at www.proxyvote.com.

PROXY STATEMENT

This proxy statement was prepared under the direction of our Board of Directors (“Board”) to solicit your proxy for use at the 2020 Armstrong World Industries, Inc. annual meeting of shareholders (the “Annual Meeting”). When we refer to “we,” “our,” “us,” “Armstrong” and the “Company” in this proxy statement, we are referring to Armstrong World Industries, Inc. This proxy statement and the related materials are first being distributed to shareholders on or about May 6, 2020.

At the 2019 Annual Meeting of Shareholders (the “2019 Annual Meeting”), which was held on July 11, 2019, our shareholders elected Stan A. Askren, Victor D. Grizzle, Tao Huang, Barbara L. Loughran, Larry S. McWilliams, James C. Melville, John J. Roberts, Wayne R. Shurts, Roy W. Templin and Cherryl T. Thomas to the Board.

ITEM 1 – ELECTION OF DIRECTORS

On the recommendation of the Nominating, Governance and Social Responsibility Committee (“Governance Committee”), our Board has nominated the nine persons listed below for election at the Annual Meeting, all of whom are currently directors of the Company. Mr. John J. Roberts, who is currently a member of the Board, will not stand for re-election at the Annual Meeting. Mr. Roberts is ineligible for re-election to the Board due to the age qualifications contained in our Corporate Governance Principles that were adopted in 2018. During his fourteen years on the Board, Mr. Roberts has been an outstanding chair of our Audit Committee and has made valuable contributions to shaping our strategic priorities and creating value for shareholders as a Board member and as a member of the Governance Committee. Effective as of Mr. Roberts’ retirement from the Board at the Annual Meeting, the size of the Board will be decreased from ten to nine members. All nominees, with the exception of our President and Chief Executive Officer (“CEO”), Victor D. Grizzle, have been determined by the Board to be independent under the guidelines of the listing standards of the New York Stock Exchange (“NYSE”) and our Corporate Governance Principles. Each nominee’s term would, if elected, run from the date of his or her election until our next annual shareholders’ meeting and until the election at such annual meeting and qualification of his or her successor, or until his or her earlier disqualification, resignation, removal, death or incapacity. We have no reason to believe that any of the nominees will be unwilling or unable to serve if elected.

The Governance Committee believes that aligning director qualifications, experience and skill sets with our business, strategy, risks and opportunities in addition to the functional responsibilities of the Board is necessary to maintaining a Board of Directors that remains capable of effectively performing its oversight and decision making responsibilities on behalf of the Company and its shareholders.

As part of its annual Board evaluation process, the Governance Committee solicits the view of the entire Board and of senior management regarding Board composition and factors the responses received into its Board succession planning and refreshment process.

Our Board believes that a board of directors composed of individuals with diverse attributes and backgrounds enhances the quality of our Board’s deliberations and decisions. Our Board has an expansive view of diversity, going beyond the traditional concepts of race, gender and national origin, and emphasizing a diversity of viewpoints, educational backgrounds and professional experiences. Our Board recognizes that this diversity, coupled with strong personal and professional ethics, integrity and values, results in a board of directors that is well-qualified to guide the Company with good business judgment.

AWI 2020 Proxy Statement	1

ITEM 1 – ELECTION OF DIRECTORS (CONTINUED)

The Governance Committee expects each of the Company’s directors to have proven leadership, sound judgment, integrity and a commitment to the success of the Company. In evaluating director candidates and considering incumbent directors for nomination to the Board, the Governance Committee considers a variety of factors. These include each nominee’s independence, financial literacy, personal and professional accomplishments, and experience in light of the needs of the Company. For incumbent directors, the factors also include past performance on our Board and contributions to their respective committees. Our Board is also particularly interested in maintaining a mix of skills and qualifications that include the following:

Public Company CEO or COO within past 5 years

Senior Executive Leadership

Manufacturing & Distribution Operations

Financial Literacy

Significant International Experience
Finance and Capital Markets Transactions

Technology

M&A

Risk Management

Corporate Governance/Law

Each director nominee’s biography in the pages that follow includes notable skills and qualifications that contributed to his or her selection as a nominee. Director skills and qualifications are also featured in the chart immediately following the biographies.

DIRECTOR NOMINEES

OUR BOARD RECOMMENDS THAT YOU VOTE FOR THE ELECTION OF THE FOLLOWING NOMINEES:

Name	Age*	Director Since	Current Committee Assignments†	Independent^

Stan A. Askren	59	2008	MDCC‡, AC, FC	✓

Victor D. Grizzle	58	2016	—

Tao Huang	57	2010	AC, FC	✓

Barbara L. Loughran	56	2019	AC, FC	✓

Larry S. McWilliams	64	2010	—	✓

James C. Melville	68	2012	FC, MDCC, NGSRC‡	✓

Wayne R. Shurts	60	2019	MDCC, AC	✓

Roy W. Templin	59	2016	AC, FC‡, NGSRC, MDCC	✓

Cherryl T. Thomas	73	2016	MDCC, NGSRC	✓

*	As of March 31, 2020
†	Committees: AC (Audit); FC (Finance); MDCC (Management Development & Compensation); NGSRC (Nominating, Governance & Social Responsibility)
^	As defined in NYSE listing standards and our Corporate Governance Principles
‡	Denotes Chair of the Committee; John J. Roberts serves as Chair of the AC

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ITEM 1 – ELECTION OF DIRECTORS (CONTINUED)

AWI 2020 Proxy Statement	3

ITEM 1 – ELECTION OF DIRECTORS (CONTINUED)

All nominees currently serve as directors. Information concerning the nominees is provided below:

STAN A. ASKREN Director since: 2008 Age: 59 Independent

Mr. Askren is currently CEO and Founder of Quiet Trail Advisors, a private, senior level strategy and lean business advisory practice. He also serves as an advisor and lean business consultant for Lean Focus, LLC. Mr. Askren served as the chairman of HNI Corporation (“HNI”) from 2004 until December 31, 2018 and as CEO of HNI from 2004 until July 2018, when he retired from HNI. Previously, he was the president of HNI from 2003 to April 2018, and executive vice president from 2001 to 2003. Mr. Askren had worked at HNI for 27 years, including as vice president of marketing, vice president of human resources, and as an executive vice president and president of its hearth business segment. Mr. Askren previously held multiple executive management and general management positions with Emerson Electric and Thomson S.A.. Mr. Askren also serves on the board of directors of Allison Transmission Holdings, Inc., a commercial duty automatic transmission and hybrid propulsion systems manufacturer (since 2016). Mr. Askren formerly served on the board of directors of the Iowa Heritage Foundation, the Business and Institutional Furniture Manufacturer’s Association (past chair), the Iowa Business Council (past chair) and Arctic Cat Corporation. Mr. Askren brings to our Board extensive operating, senior executive leadership, manufacturing, sales and distribution and, lean business expertise, as well as valuable insights from his experience as a public company chief executive officer.

VICTOR D. GRIZZLE Director since: 2016 Age: 58

Mr. Grizzle was appointed as our President and Chief Executive Officer on March 30, 2016. Previously, Mr. Grizzle served as Executive Vice President and Chief Executive Officer of Armstrong Building Products, a business unit of Armstrong, since January 2011. Prior to joining Armstrong, Mr. Grizzle served as Group President of Global Engineered Support Structures Coatings & Tubing and President of International Division for Omaha at Valmont Industries, Inc., an infrastructure and agricultural equipment manufacturer, since January 2006. Prior to Valmont, he served as President of the Commercial Power Division of EaglePicher Corporation, a manufacturing and resource extractive company. Before that, Mr. Grizzle spent 16 years at General Electric Corporation, where he served as an American business leader for General Electric’s Silicones Division. Mr. Grizzle also serves on the board of directors of Franklin Electric, a global leader in the production and marketing of systems and components for water and automotive fuels. As President and Chief Executive Officer of AWI, Mr. Grizzle provides our Board with significant insight regarding our operations, strategic planning and operational design. In addition, Mr. Grizzle brings to our Board broad leadership and business expertise, as well as comprehensive experience in global operations and manufacturing matters.

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ITEM 1 – ELECTION OF DIRECTORS (CONTINUED)

TAO HUANG Director since: 2010 Age: 57 Independent

Mr. Huang is the CEO of Supernova Companies, a financial technology company based in Chicago. He was previously the chief operating officer of Morningstar, Inc., a leading independent provider of investment research, until his retirement in December 2010. Mr. Huang spent almost 20 years with Morningstar, taking on increasing levels of responsibility from his start as an entry level technical programmer. He was named director of technology in 1992 and chief technology officer in 1996; he started Morningstar’s International Operation in 1998, held the position of president of International Division until 2000; he was promoted as the Company’s chief operating officer in October 2000 and served in this position until his retirement. Mr. Huang led Morningstar initiatives enabling significant growth, both organically and through acquisition, and oversaw continuous improvements in the operations of the firm’s core businesses. Mr. Huang is a founder and managing partner of Range Light, LLC, an investment firm (since 2012). Mr. Huang also serves on the board of directors of Equity Lifestyle Properties, Inc., a publicly-traded real estate investment trust (since 2015) and Principal Mutual Funds, an asset management firm (since 2013). Mr. Huang brings to our Board expertise developed from his experience in a data-intense and technology-driven organization managing growth and integration of acquisitions, as well as experience in international operations.

BARBARA L. LOUGHRAN Director since: 2019 Age: 56 Independent

Ms. Loughran served as a partner with PricewaterhouseCoopers LLP (PwC) from 1998 until her retirement in June 2018. Ms. Loughran has held various positions at PwC, including serving in its National Office from 2016 to 2018 and from 2000 to 2003, as Industrial Products Business Unit Leader of PwC’s New York Metro market from 2013 to 2015, and as Retail & Consumer Business Development Leader of PwC’s New York Metro market from 2010 to 2012. As a client service partner, Ms. Loughran led the global relationship and audit of numerous large, publicly-traded companies across a broad range of industries, and led the National Office effort on leveraging new and innovative technologies. Ms. Loughran also serves on the board of directors of Jacobs Engineering Group Inc., a publicly-traded engineering company, where she serves on its Audit Committee and Human Resource & Compensation Committee. Ms. Loughran brings to our Board an extensive public accounting background, financial and capital markets expertise, and experience in mergers and acquisitions, risk management, and financial oversight and reporting.

AWI 2020 Proxy Statement	5

ITEM 1 – ELECTION OF DIRECTORS (CONTINUED)

LARRY S. MCWILLIAMS Director since: 2010 Age: 64 Independent

Mr. McWilliams has been the Co-Chief Executive Officer of Compass Marketing, Inc. since 2012 and was previously the president and chief executive officer of Keystone Foods, a producer of proteins, from May 2011 to May 2012. From May 2005 to October 2010, he served as a senior vice president at Campbell Soup Company and subsequently became the president of Campbell International, responsible for all of Campbell Soup’s business in Europe, Latin America and Asia Pacific. Mr. McWilliams joined Campbell Soup in March 2001 as senior vice president – sales and chief customer officer, overseeing the company’s relationships with its global retail partners. In April 2003, he assumed the position of president – North America Soup. Mr. McWilliams was named senior vice president and president – Campbell USA in March 2004. Prior to Campbell Soup, Mr. McWilliams held positions at Coca-Cola from 1995 to 2001 and the Pillsbury Company from 1993 to 1995. Mr. McWilliams has also served on the board of directors of Armstrong Flooring, Inc. (“AFI”) since April 1, 2016, and formerly served as its interim chief executive officer. Mr. McWilliams formerly served on the Boards of Directors of Godiva Chocolatiers International, a privately held company, and Bob Evans Farms, a full-service restaurant company, and the Board of Governors of St. Joseph’s University Food Marketing Council and the Grocery Manufacturers’ Association’s Industry Affairs Council. Mr. McWilliams offers our Board senior executive leadership capabilities and experience, as well as extensive knowledge of sales, marketing, customer service relationships, international markets and distribution channels.

JAMES C. MELVILLE Director since: 2012 Age: 68 Independent

Mr. Melville is a member of the Minneapolis-based law firm of Kaplan, Strangis and Kaplan, P.A., where he has practiced in the corporate governance, mergers and acquisitions, securities and financial areas since 1994. Prior to joining Kaplan, Strangis and Kaplan, P.A., Mr. Melville practiced with Dorsey and Whitney in their Minneapolis and London, England offices. Mr. Melville previously served as a member of our Board from September 2009 until July 2010 and now also serves on the board of directors of AFI (since April 1, 2016). Mr. Melville is active in numerous local and civic organizations and their boards. Mr. Melville is also a National Association of Corporate Directors Board Leadership Fellow. Mr. Melville brings to our Board extensive knowledge of corporate law, mergers and acquisitions, executive compensation, and corporate governance matters, as well as international experience and financial acumen. He has also gained intimate knowledge of the Company through his service on our Board.

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ITEM 1 – ELECTION OF DIRECTORS (CONTINUED)

WAYNE R. SHURTS Director since: 2019 Age: 60 Independent

Mr. Shurts served as the Executive Vice President and Chief Technology Officer at Sysco Corporation, a publicly-traded global leader in food service distribution, from 2012 until February 2019. Prior to this, Mr. Shurts served as Executive Vice President and Chief Information Officer at SUPERVALU, a publicly traded U.S. grocery retailer and wholesaler, from 2010 to 2012, and Chief Information Officer at Cadbury PLC, a British multinational confectionary company, from 2008 to 2010. Prior to this, Mr. Shurts has held various roles at Nabisco, including in finance, sales, supply chain, marketing, and technology. Mr. Shurts served on the board of directors of Con-Way Inc. in 2015 until its acquisition by XPO Logistics, where he served as a technology expert and a member of its Audit Committee and Nominating and Governance Committee. Mr. Shurts brings to our Board extensive technology experience as a former Chief Information Officer, and in applying technology to improve and successfully transform business processes.

ROY W. TEMPLIN Director since: 2016 Age: 59 Independent

Mr. Templin served as Chairman of the Board of Directors of Con-Way Incorporated, a multinational freight transportation and logistics company, from January 2014 until its acquisition by XPO Logistics Inc. in 2015. He previously served as Executive Vice President and Chief Financial Officer of Whirlpool Corporation, a multinational manufacturer and marketer of home appliances, from 2004 to 2012, and as Vice President and Controller of Whirlpool Corporation from 2003 to 2004. Prior, he served as Vice President, Finance and Chief Accounting Officer of Kimball International, Inc. He currently serves on the Board of Trustees of the Goldman Sachs Mutual Funds. Mr. Templin brings to our Board extensive experience as a senior executive, public company board member and executive of manufacturing and distribution industries, as well as experience in risk management, strategic planning, finance, and mergers and acquisitions.

AWI 2020 Proxy Statement	7

ITEM 1 – ELECTION OF DIRECTORS (CONTINUED)

CHERRYL T. THOMAS Director since: 2016 Age: 73 Independent

Ms. Thomas is the Chief Strategy Officer and Vice President of Ardmore Roderick, a Chicago-based civil engineering firm and, prior to The Roderick Group’s merger with Ardmore Associates, LLC, previously served as President and Chief Executive Officer of Ardmore Associates, LLC, where she was responsible for all financial, operational and management activities since 2003. Prior to founding Ardmore Associates, Ms. Thomas served as chairman of the board of the United States Railroad Retirement Board from 1998 until 2003, and as commissioner of the department of buildings of the city of Chicago from 1989 until 1994. Ms. Thomas also serves on the board of directors of Wintrust Bank, a banking corporation, where she is a member of their credit and audit committees. Ms. Thomas serves on the boards of numerous local and civic organizations and foundations, including the Lyric Opera of Chicago (since 2007), the Chicago Zoological Society (since 2000), the Polk Bros Foundation (since 2009), the Brach Foundation (since 2015) and the Big Shoulders Foundation (since 2013). Ms. Thomas brings to our Board significant senior executive leadership experience, as well as relevant experience in manufacturing, distribution and risk management.

Skills and Qualifications of Board of Directors

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CORPORATE GOVERNANCE

CORPORATE GOVERNANCE PRINCIPLES AND OTHER CORPORATE GOVERNANCE DOCUMENTS

Our Corporate Governance Principles include guidelines regarding the responsibilities, duties, service and qualifications of our Board, the determination of a director’s independence and any conflict of interests, Board access to management and independent advisors, director compensation and stock ownership requirements, Board committees and other matters relating to corporate governance. Our Corporate Governance Principles are available on our website under “About Us” and then “Governance” or at https://www.armstrongceilings.com/corporate/governance.html. Also available at the same location on our website are the charters of the Audit Committee, the Finance Committee, the Management Development and Compensation Committee (“Compensation Committee”), and the Governance Committee of the Board, the Armstrong Code of Business Conduct and the Armstrong Code of Ethics for Financial Professionals. Our website is not part of this proxy statement and references to our website address in this proxy statement are intended to be inactive textual references only.

DIRECTOR INDEPENDENCE

It is the policy of the Company that our Board consist of a majority of directors who are not employees and are independent under all applicable legal and regulatory requirements, including the independence requirements of the NYSE. For purposes of evaluating the independence of directors, in accordance with our Corporate Governance Principles, our Board will consider all relevant facts and circumstances in making an independence determination, and not merely from the standpoint of the director, but also from that of persons or organizations with which the director has an affiliation. Consistent with our Corporate Governance Principles, to be considered “independent,” the Governance Committee has established qualifications to assist in the determination, which either meet or exceed the independence requirements of the NYSE.

Our Board has determined that all of our director-nominees, with the exception of Mr. Grizzle, our President and CEO, are independent under NYSE listing standards and our Corporate Governance Principles. In addition, our Board has further determined that each of the members of the Audit

Committee, the Compensation Committee, the Finance Committee and the Governance Committee are independent within the meaning of the NYSE listing standards, any applicable minimum standards required by the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and enhanced standards required for membership on such committees by our Bylaws, namely that directors serving on such committees meet the independence criteria under both NYSE rules and Rule  10A-3(b)(1) under the Exchange Act.

BOARD’S ROLE IN RISK MANAGEMENT OVERSIGHT

Our Board oversees the Company’s management processes for assessing and managing risk, both as a full Board and through its committees, which meet regularly and report to the full Board. Management is charged with managing risk through robust internal policies and controls.

The Company actively maintains an enterprise risk management program. Risk management is an integral part of the Company’s culture. Management’s role is to identify, mitigate, guide and review the efforts of our business units, consider whether the residual risks are acceptable, and approve plans to deal with serious risks. Our Board’s role in risk management is to review the performance and functioning of the Company’s overall risk management efforts and management’s establishment of appropriate systems for managing risk. Specifically, our Board reviews our:

•	processes to identify matters that create inappropriate risk to achieving our business plans;

•	processes to assess the likelihood and impact of such risks in order to prioritize them;

•	identification of major risks and how we define them;

•	identification of primary risk mitigation owners;

•	mitigation of major risks, and our view of the resulting residual risk; and

•	monitoring of major risks.

Management provides its feedback on business segment risks during periodic business reviews and annual strategic planning discussions. Senior management periodically meets with designated risk mitigation owners and assesses control

AWI 2020 Proxy Statement	9

CORPORATE GOVERNANCE (CONTINUED)

measures. In addition, senior management regularly reevaluates the appropriateness of risk assessments and priorities. This process includes identifying risks that could prevent achievement of business goals and strategic plans. Our internal audit group uses the resulting information as a basis for developing its annual audit plan.

Our Board periodically reviews summary reports that assess the strategic, operational, infrastructure and external risks facing the Company. Each Board committee, consistent with its charter, assists our Board in overseeing the review of certain risks that are particularly within its purview, including as described in “BOARD MEETINGS AND COMMITTEES” below.

BOARD’S ROLE IN SUCCESSION PLANNING

Our Board is actively engaged and involved in talent management. Our Board reviews the Company’s “Organization Vitality” initiatives in support of its business strategy at least annually. This includes a detailed discussion of the Company’s global leadership bench and succession plans with a focus on key positions at the senior officer level, including CEO. During 2019, our Board and the Compensation Committee met on several occasions in furtherance of these initiatives. In addition, each committee of the Board regularly discusses the talent pipeline for specific critical roles. High potential leaders are given exposure and visibility to Board members through formal presentations and informal events. More broadly, our Board is regularly updated on key talent indicators for the overall workforce, including diversity, recruiting and development programs.

BOARD LEADERSHIP STRUCTURE

Our Bylaws and Corporate Governance Principles provide our Board with the flexibility to determine what leadership structure works best for us, including whether the same individual should serve as both our Chairman and our CEO. Since 2010, our Board has determined to split the positions of Chairman and CEO. The split of these positions allows Mr. Grizzle, our President and CEO, to focus on managing the business, while Mr. McWilliams, as Chairman, oversees our Board’s functions. Our Board will continue to evaluate its leadership and governance structure within the context of the specific needs of the business, current Board composition, and the best interests of the Company and our shareholders.

Responsibilities of the Chairman include recruiting new Board members, overseeing the evaluation and compensation of the CEO, ensuring an appropriate succession plan, overseeing independent evaluation of risk, coordinating Board meeting schedules and agenda, chairing and leading the discussions at the meetings, and overseeing the annual performance evaluations of the Board, its committees and its individual members. The Chairman ensures information provided by management to the Board is sufficient for the Board to fulfill its duties and communicates with other directors on key issues and concerns outside of regularly scheduled meetings. The Chairman is also responsible for ensuring the effective functioning of Board committees through appropriate delegation to, and membership of, the committees. Finally, the Chairman facilitates the independent oversight required by our Bylaws and Corporate Governance Principles, including by ensuring that:

•	a majority of our directors are independent;

•	all of the members of the Audit Committee, the Compensation Committee, the Finance Committee and the Governance Committee are independent directors; and

•	the Board meets at regularly scheduled executive sessions, outside of the presence of management. Mr. McWilliams, our Chairman, presides at these sessions.

In addition, each of the Board’s four standing committees regularly meet at similar executive sessions, at which the respective committee chairs preside.

COMMUNICATION WITH THE BOARD

Any person who wishes to communicate with the Board, nonemployee directors as a group, or individual directors, including the Chairman, may direct a written communication to the attention of the Corporate Secretary at the Company’s corporate offices at 2500 Columbia Avenue, Lancaster, Pennsylvania 17603. The Corporate Secretary will forward these communications to the intended recipient director(s), as appropriate. You may also send general messages to directors by email to directors@armstrongceilings.com. If you wish to send an email message to the Governance Committee, including a recommendation regarding a prospective director, please send the message to CorpGovernance@armstrongceilings.com. The

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CORPORATE GOVERNANCE (CONTINUED)

Corporate Secretary will forward these messages, as appropriate.

SHAREHOLDER OUTREACH

The Company’s relationships with its shareholders and other stakeholders are a critical part of our corporate governance profile, and the Board recognizes the value of taking their views into account. Among other things, this engagement helps the Board and management to understand the larger context and impact of the Company’s operations, learn about expectations for our performance, assess emerging issues that may affect our business or other aspects of our operations, and shape policy.

In 2016, we initiated a formal shareholder outreach program to obtain investor perspectives on key topics of interest, including corporate governance, executive compensation, sustainability and other matters. On an annual basis, we intend to continue to solicit feedback from institutional investors, including asset managers, pension funds and social responsibility investors.

BOARD MEETINGS AND COMMITTEES

The Board met seven times during 2019, two of which were special meetings.

There are four standing committees of the Board: the Audit Committee, the Compensation Committee, the Finance Committee and the Governance Committee, each described below.

Each standing committee has a charter and consists solely of ‘independent’ or ‘outside’ directors who meet applicable independence standards required by the NYSE, the SEC, and the Internal Revenue Service, and under our Articles of Incorporation and Bylaws. Each committee reports to the Board regularly and evaluates the effectiveness of its performance annually. The membership of each committee is determined by the Board on the recommendation of the Governance Committee. The Company’s Corporate Governance Principles provide that (i) directors who are currently fully employed should not serve on more than two other corporate boards, and (ii) other directors should not serve on more than four other corporate boards.

All director nominees who served on the Board during 2019 participated in over 75% of the meetings of the Board and meetings of the Committees on which they served. Board members are expected to attend annual meetings in person or virtually, via the Internet. All Board members attended the annual meeting in 2019.

Audit Committee    The Audit Committee met six times during 2019, one of which was a special meeting. The members of the Audit Committee are John J. Roberts (Chair), Stan A. Askren, Tao Huang, Barbara L. Loughran, Wayne R. Shurts and Roy W. Templin. During 2019, Cherryl T. Thomas also served as a member of the Audit Committee until her appointment to the Governance Committee, and Wayne R. Shurts and Barbara L. Loughran were appointed to the Audit Committee upon their election as directors, each following the 2019 Annual Meeting. Under its charter, the Audit Committee:

•	oversees (i) auditing and accounting matters, including the selection, supervision and compensation of the Company’s independent registered public accounting firm and other independent auditors, (ii) the scope of the annual audits, non-audit services performed by the Company’s independent registered public accounting firm, and (iii) the Company’s accounting practices and internal accounting controls;

•	has sole authority to engage, retain and dismiss the independent registered public accounting firm;

•	reviews and discusses with management and our independent registered public accounting firm the annual audited financial statements and quarterly financial statements included in our SEC filings;

•	assists the Board in monitoring the integrity of the Company’s financial statements and the independent registered public accounting firm’s qualifications, independence and performance;

•	considers risks associated with overall financial reporting, legal compliance and disclosure processes; and

•	supervises and reviews the effectiveness of the Company’s internal audit and compliance functions, and compliance by the Company with applicable legal and regulatory requirements.

AWI 2020 Proxy Statement	11

CORPORATE GOVERNANCE (CONTINUED)

Each member of the Audit Committee meets the NYSE and SEC financial literacy requirements. The Board has determined that each of Mr. Roberts, Ms. Loughran and Mr. Templin qualifies as an “Audit Committee Financial Expert” as defined pursuant to the Exchange Act. The Audit Committee regularly meets independently with the Company’s internal and independent auditors, with the leaders of the Company’s compliance function, and with management.

Finance Committee    The Finance Committee met six times during 2019, four of which were special meetings. The members of the Finance Committee are Roy W. Templin (Chair), Stan A. Askren, Tao Huang, Barbara L. Loughran and James C. Melville. During 2019, Gregory P. Spivy also served as a member of the Finance Committee until his retirement from the Board in connection with the 2019 Annual Meeting. During 2019, Stan A. Askren and Barbara L. Loughran were appointed to the Finance Committee following the 2019 Annual Meeting. Under its charter, the Finance Committee:

•	assists the Board in its oversight of the financial management of the Company, including material and strategic financial matters;

•	reviews the Company’s capital structure, including with respect to its debt and equity securities, financing arrangements and credit facilities;

•	reviews and considers the Company’s capital expenditures, dividend policy and other forms of distributions on the Company’s stock, and capital deployment strategies; and

•	reviews financial terms of certain proposed mergers, acquisitions, divestitures, strategic investments and joint ventures.

Management Development and Compensation Committee    The Compensation Committee met eight times during 2019, three of which were special meetings. The members of the Compensation Committee are Stan A. Askren (Chair), James C. Melville, Wayne R. Shurts, Roy W. Templin and Cherryl T. Thomas. During 2019, Gregory P. Spivy also served as a member of the Compensation Committee until his retirement from the Board in connection with the 2019 Annual Meeting. During 2019, Roy W. Templin and Wayne R. Shurts were appointed to the Compensation Committee following the 2019 Annual Meeting. Under its charter, the Compensation Committee:

•	oversees the design of our executive compensation and benefit programs and employment practices;

•	administers and makes recommendations regarding our incentive and equity compensation plans;

•	reviews and approves corporate goals and individual objectives relevant to the compensation of the CEO and evaluates the CEO’s performance relative to those goals and objectives, and recommends CEO compensation to the independent directors based on the evaluation;

•	oversees the evaluation of the other executive officers and establishes their compensation levels in collaboration with the CEO;

•	reviews incentive compensation to confirm that such compensation does not encourage unnecessary risk-taking; and

•	monitors senior management succession planning.

Nominating, Governance and Social Responsibility Committee    The Governance Committee met seven times during 2019, two of which were special meetings. The members of the Governance Committee are James C. Melville (Chair), John J. Roberts, Roy W. Templin and Cherryl T. Thomas. During 2019, Cheryl T. Thomas was appointed to the Governance Committee following the 2019 Annual Meeting. In 2019, the Board, upon recommendation of the Governance Committee, approved an amendment to the Governance Committee charter, among other things, changing its name from the “Nominating and Governance Committee” to the “Nominating, Governance and Social Responsibility Committee.” Under its charter, the Governance Committee:

•	monitors the independence of nonemployee directors;

•	reviews and evaluates director candidates and makes recommendations to the Board concerning nominees for election as Board members;

•	establishes criteria for the selection of candidates to serve on the Board;

12	AWI 2020 Proxy Statement

CORPORATE GOVERNANCE (CONTINUED)

•	recommends directors for appointment to Board committees;

•	makes recommendations to the Board regarding corporate governance matters;

•	reviews and makes recommendations to the Board regarding the compensation of nonemployee directors;

•	oversees the Company’s sustainability and corporate social responsibility programs;

•	oversees the Company’s director education and orientation programs; and

•	coordinates an annual self-evaluation of the performance of the Board and each committee through assistance from an independent, third-party advisor.

Other Committees    In addition to the four standing committees described above, members of the Board may meet on an ad hoc basis to discuss, review and, as appropriate, approve matters through other committees established by the Board. These ad hoc committees report to the Board and may review subjects such as environmental matters, succession planning and crisis response.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

None of the members of the Compensation Committee has ever been an officer or employee of the Company or its subsidiaries, or had any relationship with the Company that requires disclosure under applicable SEC regulations.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Any related party transaction that may arise is required to be reviewed and approved by the Governance Committee, who must have no connection with the transaction. Related party transactions would include transactions by the Company or any subsidiary with any director, director nominee, executive officer, shareholders owning more than 5% of the Company’s outstanding shares of common stock, per share par value $0.01 (“Common Stock”), or immediate family member of any of the foregoing, and transactions with businesses affiliated with any director or director nominee that meet the specifications in Item 404 of Regulation S-K under the Exchange

Act. The Chair of the Governance Committee has authority to approve transactions involving sums less than the disclosure threshold set in Item 404. The material details of any such matters are required to be disclosed to the Governance Committee at its next regular meeting.

POLICY ON MAJORITY VOTING IN THE ELECTION OF DIRECTORS

In February 2017, our Board adopted a Policy on Majority Voting as one of our Corporate Governance Principles. The Policy provides that in an uncontested election of directors, any nominee who receives a greater number of votes “withheld” from his or her election than votes “for” his or her election will, within 10 business days following the certification of the shareholder vote, tender his or her written resignation to the Board. Such tendered resignation will be considered by the Governance Committee taking into account any factors or other information it considers appropriate and relevant and, within 60 days following the date of the shareholders’ meeting at which the election occurred, will make a recommendation to the Board concerning the acceptance or rejection of such resignation. The Board will take formal action on the Governance Committee’s recommendation no later than 90 days following the date of the shareholders’ meeting at which the election occurred. The Board will consider the information, factors and alternatives considered by the Governance Committee and such additional factors, information and alternatives as the Board deems relevant.

Following the Board’s decision on the Governance Committee’s recommendation, the Company, within four business days after such decision is made, will publicly disclose, in a current report on Form 8-K filed with the SEC, the Board’s decision, and, if applicable, the Board’s reasons for rejecting the tendered resignation. A director whose resignation is accepted by the Board may not be re-appointed to fill the vacancy created by his or her resignation.

No director who is required to tender his or her resignation shall participate in the Governance Committee’s deliberations or recommendation, or in the Board’s deliberations or determination, with respect to accepting or rejecting his or her resignation as a director. If a majority of the members of the Governance Committee are required to tender their resignations, then the independent directors who are not required to

AWI 2020 Proxy Statement	13

CORPORATE GOVERNANCE (CONTINUED)

tender their resignations will appoint an ad hoc Board committee from amongst themselves, consisting of such number of directors as they may determine to be appropriate, solely for the purpose of considering and making a recommendation to the Board with respect to the tendered resignations. If such ad hoc committee would have been created but fewer than three directors would be eligible to serve on it, then the entire Board (other than the director whose resignation is being considered) will make the determination to accept or reject the tendered resignation without any recommendation from the Committee and without the creation of an ad hoc committee.

MANDATORY RETIREMENT AGE

In October 2018, our Board, upon the recommendation of the Governance Committee, adopted a mandatory retirement age policy for directors within our Corporate Governance Principles such that a director may not stand for election, or be nominated to serve, as a member of our Board after reaching the age of 75. At the time that a director reaches the age of 75, the director may complete his or her then current term but may not stand for re-election thereafter.

SHAREHOLDER-RECOMMENDED DIRECTOR CANDIDATES

The Governance Committee will consider director candidates nominated by shareholders. The procedures for recommending candidates are posted at https://www.armstrongceilings.com/en-us/about-us/board-committees.html. Shareholders who wish to suggest individuals for service on the Board are requested to review Article II, Section 4 of our Bylaws and supply the information required in (a) through (k) of that Section in a written request to the Corporate Secretary at the Company’s corporate offices at 2500 Columbia Avenue, Lancaster, Pennsylvania 17603.

When evaluating the candidacy of nominees proposed by shareholders, the Governance Committee may request additional information as it may consider reasonable to determine the proposed nominee’s qualifications to serve as a member of the Board.

14	AWI 2020 Proxy Statement

SUSTAINABILITY

As a leading building products manufacturer, we are committed to operating as a strong corporate citizen across all areas of our business. This commitment is reflected in our ongoing initiatives to design and develop sustainable ceiling and wall products and solutions for every space, and in our expanded sustainability initiative, which we launched in 2019. Our initiative reflects our mission to make a difference in the lives of people where they live, work, learn, heal & play. It is being designed to support our strategic priorities, align with all stakeholder interests, and be visible and measurable.

Corporate social responsibility has long been an important priority for the Board and the Company. Epitomized by our founder’s motto, “Let the buyer have faith,” we have a proven history of over 150 years of commitment to being an ethical and responsible company acting with integrity and respect for each other, our customers and our communities.

BOARD GOVERNANCE AND OVERSIGHT

In October 2019, the Board approved an amendment to the charter for the Governance Committee, renaming it as the “Nominating, Governance and Social Responsibility Committee” and tasking it with responsibility for overseeing our corporate responsibility and sustainability programs and practices.

CORPORATE LEADERSHIP AND MANAGEMENT

In 2019, we appointed a dedicated sustainability leader, Ms. Helen Sahi, as our Director of Sustainability, to lead our program and further develop our objective and action plans towards specific measureable goals. Ms. Sahi is an experienced sustainability leader, and has led similar initiatives for other publicly-traded manufacturers, integrating sustainability into the everyday fabric of company business and shaping sustainability vision and strategy.

Our expanded initiative is organized around three functional program “pillars”: People, Planet and Product. Each functional pillar is led by a cross-functional steering committee responsible for assessing, selecting and prioritizing goals, establishing targets and developing roadmaps to achieve them, and monitoring progress against science-based metrics.

OUR PLANET PILLAR

Under this pillar of our program, we are broadly focused on offsetting traditional electricity usage sources with renewable sources, reducing or recapturing water in our operational processes, and exploring reuse of dust resulting from our processes. For example:

Recycling Program     We were the first company to develop a ceiling recycling program and, since 1999, we have diverted more than 200 million square feet of reclaimed ceiling tiles from landfills. The recycling program takes discarded ceiling panels from renovation and demolition projects and upcycles them to new ceiling products, providing a responsible, end-of-life solution for our ceiling products.

In 2019, our recycling program received the 2019 Leadership Award from the Northeast Recycling Council, Inc., a multi-state non-profit organization committed to environmental and economic sustainability.

Operations Footprint    Our efforts to reduce our own environmental footprint include:

•	upcycling industry waste streams into our products so that we use more waste than we generate; several of our facilities are zero-waste;

•	energy reduction improvements that seek to contribute to greenhouse gas reduction;

•	water recycling and infrastructure improvements; and

•	being a founding member in the U.S Green Building Council.

In 2019, the Armstrong Avenue, our corporate campus showroom facility, received the FitWel Certification. The Fitwel Standard, operated by the Center for Active Design, a health and wellbeing assessment and certification routine that measures and scores buildings against sixty-three evidence-backed design and operational strategies, with the goal of improving and promoting building users’ health and wellbeing.

OUR PRODUCT PILLAR

Under this pillar of our program, we are broadly focused on ensuring our products are free of chemicals of concern, looking at ways to reduce our

AWI 2020 Proxy Statement	15

SUSTAINABILITY (CONTINUED)

products’ water and greenhouse gas footprint, and continuing to invest in solutions that meet customer demand for building products that align with their sustainability goals. For example:

SUSTAIN™     We are committed to environmental sustainability and products that promote and enable better buildings and spaces. In 2017, we launched SUSTAIN™, the industry’s first collection of high performance ceiling systems that are free of chemicals of concern; have product transparency disclosures like Environmental Product Declarations, Health Product Declarations and DeclareSM labels, contribute to LEED® v4 and WELL Building StandardTM, meeting the most stringent sustainability compliance standards.

We are actively involved in developing solutions and providing information that our customers may use to fully assess our products including environmental product declarations and product certifications, such as Cradle to Cradle, Declare and Global GreenTagCert™.

Our Sustain™ portfolio offers over one thousand products that meet the industry’s most stringent sustainability standards, and we consistently challenge ourselves to expand this portfolio.

In 2019, we received the 2019 Manufacturer Vision Award from the International Living Future Institute, recognizing our vision and commitment to a sustainable future. As an early adopter of the Living Product Challenge, we were the first acoustical ceiling manufacturer to achieve Living Product Challenge Imperative Certification for our Tectum® line of wood-fiber ceiling and wall panels.

OUR PEOPLE PILLAR

Under this pillar of our program, we are broadly focused on increasing our engagement in the communities where we operate, evaluating our benefits and compensation structure for all levels of the organization, promoting and maintaining a diverse, talented and growing workforce, encouraging and protecting human rights, and creating a safe working environment for our employees. For example:

Safety    Safety is a core value at Armstrong and our goal is to constantly maintain an injury free workplace. As a result of our safety programs, which are integrated into our business at all levels, from senior management to our workers in manufacturing plants, our OSHA recordable rate has exceeded the manufacturing sector’s standards for over a decade.

In response to the most recent COVID-19 pandemic, we have taken actions on a daily basis to safely and effectively navigate this unprecedented economic and public health disruption for the benefit to all our stakeholders, while operating within CDC guidelines and maintaining a safe working environment for employees and business partners.

THE ARMSTRONG WORLD INDUSTRIES FOUNDATION

We created the Armstrong World Industries Foundation as our philanthropic arm in 1985. Since its inception, the foundation has awarded in excess of $50 million to 501(c)(3) organizations in communities where employees live and work with the goal of reaching under-served young people and elevating the power and impact that design and buildings can have on people’s lives.

MORE INFORMATION

More information about our corporate and social responsibility programs is available in the “Sustainability” section of our website at http://www.armstrongceilings.com.

16	AWI 2020 Proxy Statement

MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth information regarding individuals who serve as our executive officers as of April 1, 2020.

Name	Age	Present Position and Business Experience During the Last Five Years*

Victor D. Grizzle	58	Armstrong World Industries, Inc. President & CEO; Director (since April 2016) Executive Vice President & CEO, Armstrong Building Products (2011 to March 2016)

Brian L. MacNeal	53	Armstrong World Industries, Inc. Senior Vice President and Chief Financial Officer (since April 2016) Vice President, Global Finance and CFO, Armstrong Building Products (2014 to April 2016)

Charles M. Chiappone	57

Armstrong World Industries, Inc.

Senior Vice President, Ceilings and Wall Solutions (since April 2018)

Senior Vice President, Ceilings Solutions (March 2016 to April 2018)

Vice President of Global Marketing & Commercial Excellence,

Armstrong Building Products

(January 2012 to March 2016)

Mark A. Hershey	50

Armstrong World Industries, Inc.

Senior Vice President, Business Development (since January 2020)

Senior Vice President, General Counsel (since July 2011)

Chief Compliance Officer (since February 2012)

Secretary (July 2011 to June 2014; since April 2016)

Stephen F. McNamara	53	Armstrong World Industries, Inc. Vice President, Controller (since July 2008)

Ellen R. Romano	59	Armstrong World Industries, Inc. Senior Vice President, Human Resources (since May 2013)
*	Information in parentheses regarding previously held positions indicates either the duration the Executive Officer held the position or the year in which service in the position began.

All executive officers are elected by the Board to serve in their respective capacities until their successors are elected or until their earlier resignation or removal by the Board.

AWI 2020 Proxy Statement	17

COMPENSATION OF DIRECTORS

In establishing compensation for our nonemployee directors, including the overall value of compensation and the mix of cash and equity, the Board analyzes competitive market data and any underlying director compensation trends generally, and compares our program to those of similarly sized companies in comparable industries. The Board is compensated through a combination of annual retainers and equity grants in the form of stock units. The Board believes that this level of compensation supports the Company’s ability to attract directors with suitable backgrounds and experiences. A director who is an officer or employee of the Company or its subsidiaries is not compensated for service on the Board or on any committee of the Board.

On an annual basis, the Governance Committee reviews the compensation program for nonemployee directors, including the 2008 Directors’ Stock Unit Plan, as amended (the “2008 Directors Stock Unit Plan”) and the 2016 Directors’ Stock Unit Plan, as amended (the “2016 Directors Stock Unit Plan”). The review includes an analysis of competitive market data and any underlying director compensation trends with assistance from an independent compensation consultant, as required. Following that review in 2019 and based upon a recommendation by the Governance Committee, the Board approved an increase of $5,000 per year for the committee chair fee for the Governance Committee and the Finance Committee, each effective as of fiscal 2020.

The following table describes the elements of the compensation program for nonemployee directors in 2019:

Director Compensation Program

Element	Amount	Terms

Annual Retainer (Cash)	$90,000 $140,000 (Chair)	paid in quarterly installments, in arrears

Annual Retainer (Equity)	$105,000 $145,000 (Chair)

annual (or pro-rated) grant of Director RSUs

•  2016 Directors Stock Unit Plan

•  vest at one year anniversary or earlier change in control if serving on such date

•  pre-2011 grants deliverable six months following end of service (except removal for cause)

•  2011 and later grants deliverable on date of end of service (except removal for cause)

•  one share per one unit upon delivery

•  no voting power until delivered

•  dividend equivalent rights

Committee Chair Fees*	$20,000 (AC; MDCC) $10,000 (FC; NGSRC)**	paid in quarterly installments, in arrears

Special Assignment Fees	$2,500 per diem ($1,250 for less than four hours)	may be paid in connection with: • one-on-one meetings with the CEO • plant visits • other non-scheduled significant activities approved by the Chair
*	Committees: AC (Audit); FC (Finance); MDCC (Management Development & Development); NGSRC (Nominating, Governance & Social Responsibility)

**

In October 2019, the Board, on the recommendation of the Governance Committee, approved an increase of $5,000 per year for the committee chair fee for each of the Governance Committee and the Finance Committee, effective as of fiscal 2020

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COMPENSATION OF DIRECTORS (CONTINUED)

Annual grants for the equity portion of the retainer are effective as of the first business day following the date of the Annual Meeting, and the amount of each grant is determined by the NYSE closing price of our shares of Common Stock on that date.

Director Compensation Table – 2019

Name (a)	Fees Earned or Paid in Cash ($) (b)(1)	Stock Awards ($)(2) (c)	Option Awards ($)(3) (d)	Non-Equity Incentive Plan Compensation ($) (e)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(4)(f)	All Other Compensation ($) (g)(5)	Total ($) (h)

S. Askren	110,000	105,000	—	—	—	21,711	236,711

T. Huang	90,000	105,000	—	—	—	20,323	215,323

B. Loughran	45,000	105,000	—	—	—	—	150,000

L. McWilliams	140,000	145,000	—	—	—	20,857	305,857

J. Melville	100,000	105,000	—	—	—	19,807	224,807

J. Roberts	110,000	105,000	—	—	—	24,243	239,243

W. Shurts	45,000	105,000	—	—	—	—	150,000

G. Spivy(6)(7)	45,000	—	—	—	—	2,022	47,022

R. Templin	100,000	105,000	—	—	—	818	205,818

C. Thomas	90,000	105,000	—	—	—	5,456	200,456
(1)	Includes amounts earned in fourth quarter of 2019 and paid in first quarter of 2020.
(2)

Represents amounts that are in units of our shares of Common Stock. The amounts reported represent the aggregate grant date fair value for Director RSUs granted during the fiscal year, as calculated under the Financial Accounting Standards Board’s Accounting Standards Codification Topic 718. Under ASC Topic 718, the grant date fair value is calculated using the closing market price of our shares of Common Stock on the date of the grant. For the number of Director RSUs credited to each director’s account as of March 31, 2020, see SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS, MANAGEMENT AND DIRECTORS, pages 20 and 21.

(3)	Directors do not receive stock options as part of their compensation for service on our Board.
(4)	Under the 2016 Directors Stock Unit Plan, directors may elect to defer the equity compensation that they receive as part of their compensation for services on our Board.
(5)	Represents cash dividend equivalent on vested undistributed shares and, for Messrs. Melville and Roberts, certain special assignment fees paid during the year.
(6)	Elected not to stand for reelection as of the 2019 Annual Meeting. Information provided is as of the 2019 Annual Meeting.
(7)

Under an agreement with ValueAct Capital, Mr. Spivy is deemed to receive the cash portion of his retainer for Board service and hold the Director RSUs for the benefit of ValueAct Capital Master Fund, L.P. and indirectly for (i) VA Partners I, LLC as General Partner of ValueAct Capital Master Fund, L.P., (ii) ValueAct Capital Management, L.P. as the manager of ValueAct Capital Master Fund, L.P., (iii) ValueAct Capital Management, LLC as General Partner of ValueAct Capital Management, L.P., (iv) ValueAct Holdings, L.P. as the sole owner of the limited partnership interests of ValueAct Capital Management, L.P. and the membership interests of ValueAct Capital Management, LLC and as the majority owner of the membership interests of VA Partners I, LLC and (v) ValueAct Holdings GP, LLC as General Partner of ValueAct Holdings, L.P.

AWI 2020 Proxy Statement	19

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS, MANAGEMENT AND DIRECTORS

Certain Beneficial Owners

The following table sets forth information regarding persons or groups known to us to be beneficial owners of more than 5% of our outstanding shares of Common Stock as of March 31, 2020 or the date of any applicable reports filed by such persons or groups prior to that date. Beneficial ownership is determined in accordance with applicable rules of the SEC.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class Outstanding(1)

T. Rowe Price Associates, Inc. 100 E. Pratt Street Baltimore, MD 21202	7,399,644(2)	15.5%

The Vanguard Group 100 Vanguard Blvd. Malvern, PA 19355	5,166,129(3)	10.8%

Lazard Asset Management LLC 30 Rockefeller Plaza New York, NY 10112	4,411,355(4)	9.3%

Capital International Investors 11100 Santa Monica Boulevard, 16/F Los Angeles, CA 90025	4,046,937(5)	8.5%

(1)	Based on 47,660,016 shares of the Company’s Common Stock outstanding as of March 31, 2020, as reported to the NYSE (62,313,233 shares reported, less 14,653,217 shares held in treasury).
(2)

On a Schedule 13G Amendment No. 3 filed on with the SEC on February 14, 2020, T. Rowe Price Associates, Inc. reported, as of December 31, 2019, that it had sole voting power with respect to 1,477,981 shares of Common Stock of the Company and sole dispositive power with respect to 7,399,644 shares of Common Stock of the Company, and T. Rowe Price New Horizons Fund, Inc. reported, as of December 31, 2018, that it had sole voting power with respect to 5,909,863 shares of Common Stock outstanding of the Company

(3)

On a Schedule 13G Amendment No. 5 filed on with the SEC on February 12, 2020, the Vanguard Group—23-1945930 reported, as of December 31, 2019, that it had sole voting power with respect to 27,480 shares of Common Stock of the Company, shared voting power with respect to 6,023 shares of Common Stock, sole dispositive power with respect to 5,166,129 shares of Common Stock of the Company and shares dispositive power with respect to 27,505 shares of Common Stock, further noting that Vanguard Fiduciary Trust Company, a wholly owned subsidiary of The Vanguard Group, Inc., is the beneficial owner of 21,482 shares or 0.04% of the shares of Common Stock outstanding of the Company as a result of its serving as investment manager of collective trust accounts, Vanguard Investments Australia, Ltd., a wholly owned subsidiary of The Vanguard Group, Inc., is the beneficial owner of 12,021 shares or 0.02% of the shares of Common Stock outstanding of the Company as a result of its serving as investment manager of Australian investment offerings.

(4)

On a Schedule 13G Amendment filed with the SEC on February 10, 2020, Lazard Asset Management LLC reported that, as of December 31, 2019, it had sole voting power with respect to 2,947,290 shares of Common Stock of the Company and sole dispositive power with respect to 4,411,355 shares of Common Stock of the Company.

(5)

On a Schedule 13G filed on with the SEC on February 14, 2020, Capital International Investors reported, as of December 31, 2019, that it had sole voting power and sole dispositive power with respect to 4,046,937 shares of Common Stock of the Company, respectively.

20	AWI 2020 Proxy Statement

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS, MANAGEMENT AND DIRECTORS (CONTINUED)

Management and Directors

The following table sets forth, as of March 31, 2020, the amount of shares of Common Stock beneficially owned by all directors, the Company’s named executive officers (“NEOs”) as identified in the “COMPENSATION DISCUSSION AND ANALYSIS” section on page 28 and all directors and executive officers as a group in accordance with applicable SEC rules.

Name	Number of Common Shares Beneficially Owned	Number of Shares Subject to Options(1) Exercisable or Which Become Exercisable Within 60 Days		Total Number of Shares Beneficially Owned(2)	Restricted Stock Units(3) / Unvested Options	Total Common Shares Beneficially Owned Plus Restricted Stock Units and Unvested Options

Stan A. Askren	6,468	*	*	6,468	29,882	36,350

Charles M. Chiappone	28,605	11,992		40,597	18,283	58,880

Victor D. Grizzle	192,921	130,309		323,230	146,857	470,087

Mark A. Hershey	34,692	33,723		68,415	35,650	104,065

Tao Huang	—	*	*	—	28,719	28,719

Barbara L. Loughran	—	*	*	—	1,064	1,064

Brian L. MacNeal	36,032	3,740		39,772	22,680	62,452

Larry S. McWilliams	—	*	*	—	29,718	29,718

James C. Melville	4,229	*	*	4,229	17,663	21,892

James J. Roberts	468	*	*	468	23,029	23,497

Ellen R. Romano	19,896	*	*	19,896	22,223	42,119

Wayne R. Shurts	—	*	*	—	1,064	1,064

Gregory P. Spivy(4)(5)	9,907	*	*	9,907	—	9,907

Roy W. Templin	8,672	*	*	8,672	1,064	9,736

Cherryl T. Thomas	—	*	*	—	8,214	8,214

Directors and Executive Officers as a group (16 persons)(6)	352,363	210,154		562,517	398,432	960,949

(1)	Directors do not receive stock option grants under the 2008 Directors Stock Unit Plan, the 2016 Directors Stock Unit Plan or as part of the compensation program for directors.
(2)

No individual director or executive officer beneficially owns 1% of the shares of Common Stock outstanding as of March 31, 2020. The directors and executive officers as a group beneficially own approximately 0.7% of the shares of Common Stock outstanding as of March 31, 2020.

(3)

Represents, in the case of NEOs, unvested time-based restricted stock units (“NEO RSUs”) granted to them under the 2006, 2011 and 2016 Long-Term Incentive Plan, as applicable, and, in the case of nonemployee directors, vested and unvested stock units (Director RSUs) granted to them as part of their annual retainer for Board service that are not acquirable by the director within 60 days of March 31, 2020 under the terms of the 2008 Directors Stock Unit Plan and the 2016 Directors Stock Unit Plan. See Directors Aggregate Ownership table below for further information. Neither the unvested NEO RSUs nor the Director RSUs have voting power.

(4)	Elected not to stand for re-election at the 2019 Annual Meeting. Information provided is as of the 2019 Annual Meeting.
(5)

Under the Nomination Agreement with ValueAct Capital, Mr. Spivy is deemed to hold the Director RSUs for the benefit of ValueAct Capital Master Fund, L.P. and indirectly for (i) VA Partners I, LLC as General Partner of ValueAct Capital Master Fund, L.P., (ii) ValueAct Capital Management, L.P. as the manager of ValueAct Capital Master Fund, L.P., (iii) ValueAct Capital Management, LLC as General Partner of ValueAct Capital Management, L.P., (iv) ValueAct Holdings, L.P. as the sole owner of the limited partnership interests of ValueAct Capital Management, L.P. and the membership interests of ValueAct Capital Management, LLC and as the majority owner of the membership interests of VA Partners I, LLC and (v) ValueAct Holdings GP, LLC as General Partner of ValueAct Holdings, L.P.

(6)	Includes amounts for Stephen F. McNamara, VP, Controller.

AWI 2020 Proxy Statement	21

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS, MANAGEMENT AND DIRECTORS (CONTINUED)

Directors – Aggregate Ownership

The table below sets forth, as of March 31, 2020, additional detail as to each nonemployee director’s ownership and rights to ownership in the Company’s equity.

Name	Common Shares	Vested Restricted Stock Units(1)	Unvested Restricted Stock Units(2)	Phantom Stock Units(3)	Total Equity(4)	Total Value(5)

Stan A. Askren	6,468	28,818	1,064	—	36,350	$2,886,917

Tao Huang	—	27,655	1,064	—	28,719	$2,280,863

Barbara L. Loughran	—	—	1,064	—	1,064	$84,503

Larry S. McWilliams	—	28,249	1,469	—	29,718	$2,360,204

James C. Melville	4,229	16,599	1,064	—	21,892	$1,738,663

John J. Roberts	468	21,965	1,064	11,773	23,497	$2,801,143	(6)

Wayne R. Shurts	—	—	1,064	—	1,064	$84,503

Gregory P. Spivy(7)(8)	9,907	—	—	—	9,907	$786,814

Roy W. Templin	8,672	—	1,064	—	9,736	$773,233

Cherryl T. Thomas	—	7,150	1,064	—	8,214	$652,356

Total	29,744	130,436	9,981	11,773	170,161	$14,449,198

(1)

Under the terms of the 2008 Directors Stock Unit Plan, the Director RSUs granted to each director as part of his retainer for Board service are not acquirable by the director until (i) for those Director RSUs granted prior to June 2011, the earlier of the six-month anniversary of the director’s separation from the Board for any reason other than a removal for cause or the date of a Change in Control Event (as defined in the 2008 Directors Stock Unit Plan); or (ii) for those Director RSUs granted during and after June 2011, on the date of the director’s separation from the Board for any reason other than a removal for cause or the date of a Change in Control Event (as defined in the 2008 Directors Stock Unit Plan). Under the terms of the 2016 Directors Stock Unit Plan, the Director RSUs granted to each director as part of his retainer for Board Service shall vest (contingent upon the Director’s continued service as of such date) on the earlier of (i) the one-year anniversary of the grant; (ii) the death or total and permanent disability of the Director; or (iii) the date of any Change in Control Event (as defined in the Plan).

(2)

Under the terms of the 2008 Directors Stock Unit Plan, Director RSUs vest on the first anniversary of the grant date. Under the terms of the 2016 Directors Stock Unit Plan, the vested units will be acquirable by the Director, at the election of the Director: (i) at the vesting of the units at the one-year anniversary of the grant or (ii) at the time of the Director’s termination of service. All of the director RSUs listed in this column will vest on July 12, 2020. Amount excludes $399.00 in accrued dividends (non-interest bearing) for all directors except for the Chairman. Amount excludes $550.88 in accrued dividends (non-interest bearing) for the Chairman.

(3)

Phantom Stock Units awarded under the Company’s 2006 Phantom Stock Unit Plan (“Phantom Stock Unit Plan”) become payable (“Phantom Units Payment Date”) in cash on the earlier of the six-month anniversary of the director’s separation from the Board for any reason other than a removal for cause or the date of a Change in Control Event (as defined in the Phantom Stock Unit Plan). The cash payment amount will be equal to the number of units multiplied by the closing price of the shares of Common Stock on the stock exchange on which such shares are traded on the Phantom Units Payment Date.

(4)	Excludes Phantom Stock Units
(5)

Represents an amount equal to the sum of the number of shares of Common Stock beneficially owned, plus the number of vested and unvested Director RSUs, plus the number of Phantom Stock Units held, as applicable, multiplied by $79.42, which was the closing price of the shares of Common Stock of the Company on the NYSE on March 31, 2020.

(6)	Amount excludes $286,747.08 in accrued dividends (non-interest bearing).
(7)	Elected not to stand for re-election at the 2019 Annual Meeting. Information provided is as of the 2019 Annual Meeting.
(8)

Under an agreement with ValueAct Capital, Mr. Spivy is deemed to hold the Director RSUs for the benefit of ValueAct Capital Master Fund, L.P. and indirectly for (i) VA Partners I, LLC as General Partner of ValueAct Capital Master Fund, L.P., (ii) ValueAct Capital Management, L.P. as the manager of ValueAct Capital Master Fund, L.P., (iii) ValueAct Capital Management, LLC as General Partner of ValueAct Capital Management, L.P., (iv) ValueAct Holdings, L.P. as the sole owner of the limited partnership interests of ValueAct Capital Management, L.P. and the membership interests of ValueAct Capital Management, LLC and as the majority owner of the membership interests of VA Partners I, LLC and (v) ValueAct Holdings GP, LLC as General Partner of ValueAct Holdings, L.P.

22	AWI 2020 Proxy Statement

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS, MANAGEMENT AND DIRECTORS (CONTINUED)

Stock Ownership Guidelines

In accordance with our Corporate Governance Principles, each nonemployee director must acquire and then hold until six months following the end of his or her service, phantom units and/or shares of Common Stock equal in value to three times the director’s annual retainer at the time he or she joined the Board. Directors endeavor to reach that level of ownership within five years of joining the Board. Except for Ms. Loughran and Mr. Shurts, all of the current directors have achieved this ownership requirement. As an officer of the Company, Mr. Grizzle is not subject to the stock ownership guidelines for nonemployee directors.

AWI 2020 Proxy Statement	23

ITEM 2 – RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee selected KPMG LLP to audit our consolidated financial statements and our internal control over financial reporting for 2020. In accordance with past practice, this selection will be presented to the shareholders for ratification at the Annual Meeting; however, consistent with the requirements of the Sarbanes-Oxley Act of 2002, the Audit Committee has ultimate authority in respect of the selection of our independent registered public accounting firm. The Audit Committee may reconsider its selection if the appointment is not ratified by the shareholders.

A representative of KPMG LLP will be in attendance at the Annual Meeting to respond to appropriate questions and will be afforded the opportunity to make a statement at the meeting, if he or she desires to do so.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF KPMG LLP.

24	AWI 2020 Proxy Statement

AUDIT COMMITTEE REPORT

The Audit Committee engaged KPMG LLP as the Company’s independent registered public accounting firm for 2020. In making this selection, the Audit Committee considered KPMG LLP’s qualifications, discussed with KPMG LLP its independence, and reviewed the audit and non-audit services provided by KPMG LLP to the Company.

Management of the Company has primary responsibility for preparing the Company’s financial statements and establishing effective internal control over financial reporting. KPMG LLP is responsible for auditing those financial statements and expressing an opinion on the conformity of the Company’s audited financial statements with accounting principles generally accepted in the United States and on the effectiveness of the Company’s internal control over financial reporting based on the criteria established in 2013 by the Committee of Sponsoring Organizations of the Treadway Commission. Accordingly, the Audit Committee reviewed and discussed the audited consolidated financial statements for fiscal 2019 with the Company’s management. The Audit Committee reviewed and discussed with management the critical accounting policies applied by the Company in the preparation of those financial statements. The Audit Committee also discussed with KPMG LLP the matters required to be discussed by applicable standards of the Public Company Accounting Oversight Board, and had the opportunity to ask KPMG LLP questions relating to such matters. The discussions included the quality, and not just the acceptability, of the accounting principles utilized, the reasonableness of significant accounting judgments, and the clarity of disclosures in the financial statements.

The Audit Committee regularly considers the independence, qualifications and performance of KPMG LLP. Such consideration includes reviewing the written disclosures and the letter received from KPMG LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accountants’ communications with the Audit Committee concerning independence, and discussing with KPMG LLP their independence.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019. The Audit Committee and the Board believe that the continued retention of KPMG LLP to serve as the Company’s independent registered public accounting firm is in the best interests of the Company and its shareholders and have recommended that shareholders ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year 2020.

Submitted by the Audit Committee

John J. Roberts (Chair)

Stan A. Askren

Tao Huang

Barbara L. Loughran

Wayne R. Shurts

Roy W. Templin

AWI 2020 Proxy Statement	25

FEES PAID TO INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The following table presents fees for professional audit services rendered by KPMG LLP for the audit of our annual consolidated financial statements for 2019 and 2018, as well as fees billed for other services rendered by KPMG LLP. All fees in 2019 and 2018 were pre-approved by the Audit Committee.

(amounts in thousands)	2019	2018

Audit Fees(1)	$3,190	$3,648

Audit Related Fees(2)	103	90

Audit and Audit Related Fees Subtotal	3,293	3,738

Tax Fees(3)	662	2,844

All Other Fees	—	—

Total Fees	$3,955	$6,582

(1)

Audit Fees are for services rendered in connection with the integrated audit of Armstrong’s consolidated financial statements as of and for the year, for which a portion of the billings occurred the following year. Audit fees were also incurred for reviews of consolidated financial statements included in the Company’s quarterly reports on Form 10-Q and services normally provided in connection with statutory and regulatory filings. Audit Fees in 2018 also include fees associated with the impact of U.S. tax reform, first year of FASB ASC 606, and adoption of FASB ASC 842.

(2)

Audit-Related Fees consisted principally of fees for audits of financial statements of certain employee benefit plans, accounting research assistance on technical topics and other matters with respect to non-U.S. statutory financial statements.

(3)	Tax Fees were primarily for tax compliance, tax planning, advice on divestiture, technical assistance, and advice on both domestic and international matters.

The Audit Committee has considered whether the provision by KPMG LLP of the non-audit services described above was allowed under Rule 2-01(c)(4) of Regulation S-X and was compatible with maintaining auditor independence, and has concluded that KPMG LLP was and is independent of the Company in all respects.

Audit Committee Pre-Approval Policy

The Audit Committee adheres to a policy that requires the Audit Committee’s prior approval of any audit, audit-related and non-audit services provided by the firm that serves as our independent registered public accounting firm. Pursuant to this policy, management cannot engage the firm for any services without the Audit Committee’s pre-approval. The Audit Committee delegates to the Audit Committee Chair the authority to pre-approve non-audit services for purposes of handling immediate needs, with a report to the full Audit Committee of such approvals at its next meeting. The policy complies with Section 10A(i) of the Exchange Act.

Auditor Tenure

Through more than 90 years of experience with Armstrong, KPMG LLP has gained institutional knowledge of and deep expertise regarding Armstrong’s global operations and businesses, accounting policies and practices, and internal control over financial reporting. We believe KPMG LLP’s aggregate fees are competitive with peer companies because of KPMG LLP’s familiarity with our business.

26	AWI 2020 Proxy Statement

ITEM 3 – ADVISORY APPROVAL OF EXECUTIVE COMPENSATION

The Company is seeking your advisory vote on our executive compensation program. The Company asks that you support the compensation of our named executive officers as disclosed in the Compensation Discussion and Analysis section and the accompanying tables contained in this proxy statement. Because your vote is advisory, it will not be binding on the Board or the Company. However, the Board will review the voting results and take them into consideration when making future decisions regarding executive compensation.

The Company has in the past sought approval from shareholders regarding the incentive plans that we use to motivate, retain, and reward our executives. Those incentive plans, including the 2011 Long-Term Incentive Plan and the 2016 Long-Term Incentive Plan, make up a majority of the pay that the Company provides to our executives. Over the years, the Company has made a number of changes to its disclosures concerning executive compensation, as well as to its executive compensation programs, in response to shareholder input, including a number of enhancements mentioned in this proxy statement.

Our executive compensation program has played a material role in our ability to drive strong financial results and attract and retain a highly experienced, successful team to manage our company.

We believe that our executive compensation program is structured appropriately to support our company and our business objectives.

Our Compensation Committee has developed and maintained a compensation program that is intended to: align executive interests with shareholders’ interest; link pay and performance by placing a significant portion of compensation “at risk” based on performance against pre-established goals; and provided a competitive level of compensation globally to enable access to high-quality executives in a competitive way.

As reflected in the total shareholder return components of our new program, if the value we deliver to our shareholders increases, so does the compensation we deliver to our executives.

We maintain strong corporate governance over our executive pay programs. We closely monitor the compensation programs and pay levels of executives from companies of similar size and complexity, so that we may ensure that our compensation programs are within the norm of a range of market practices

Our Compensation Committee, our Chief Executive Officer, and our head of Human Resources engage in a talent review process annually to address succession and executive development for our CEO and other key executives.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE COMPANY’S COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THE COMPENSATION DISCUSSION AND ANALYSIS SECTION AND THE ACCOMPANYING COMPENSATION TABLES CONTAINED IN THIS PROXY STATEMENT

AWI 2020 Proxy Statement	27

COMPENSATION DISCUSSION AND ANALYSIS

In this compensation discussion and analysis (“CD&A”) section, we review the objectives and elements of our executive compensation philosophy, as well as the Company’s performance and compensation decisions in 2019 relating to our named executive officers (“NEOs”) who are:

Victor D. Grizzle President and CEO

Brian L. MacNeal Senior Vice President and CFO

Charles M. Chiappone Senior Vice President, Ceiling & Wall Solutions

Mark A. Hershey Senior Vice President, General Counsel & Chief Compliance Officer(1)

Ellen R. Romano Senior Vice President, Human Resources

(1)	Effective January 1, 2020, Mr. Hershey’s title changed to Senior Vice-President, General Counsel and Business Development

This CD&A contains information regarding decisions made regarding our compensation policies and decisions and the compensation paid for performance during 2019 and prior periods. The annual incentive payouts described in this CD&A were based on the Company’s financial performance in 2019, while the payouts for performance units under our Long-Term Incentive Program described in this CD&A were based on the Company’s achievement during 2017-2019 of adjusted free cash flow and absolute total shareholder return objectives established at the start of that period. The Compensation Committee is aware that, as of the date of this proxy statement, concerns about the effects of the coronavirus (COVID-19) pandemic appear to be having an effect on the economy, financial markets generally and on the trading prices of the Company’s common stock. Accordingly, the value of the stock awards disclosed in the CD&A as determined as of the dates indicated have been directly impacted by changes in Company stock price. As described further in this CD&A, our executive compensation program is currently designed to strongly tie realizable compensation with stock price performance in order to align compensation with the financial interests of our shareholders. Our Compensation Committee remains committed to maintaining effective programs and incentives that are appropriate to the operating environment and economic circumstances, and will consider the business and financial impacts of the pandemic in evaluating future compensation decisions.

EXECUTIVE SUMMARY

Business Overview

We are a leading producer of ceiling and wall systems for use in the construction and renovation of commercial and residential buildings. We design, manufacture and sell ceiling and wall systems (primarily mineral fiber, fiberglass wool, metal, wood, wood fiber, glass-reinforced-gypsum and felt) in the Americas.

Our fiscal year 2019 key performance highlights included:

•	Adjusted EBITDA*: Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization (“EBITDA”) of $403 million on a continuing operations basis, a 14% improvement over 2018. The core value drivers of our business enabled the improvement, namely increases in sales volume and average unit value (“AUV”) plus manufacturing productivity.
•	Consolidated Net Sales: Net sales increased 6% over 2018. The increase was driven by higher AUV in the Mineral Fiber segment, in which both mix and like-for-like pricing were positive, and volume growth in the Architectural Specialties segment.

•	Adjusted Free Cash Flow (“FCF”)*: $244 million of FCF, defined as cash flow from operations minus cash flow used for investing activities, a 3% improvement over 2018.

•	Adjusted Earnings Per Share (“EPS”)*: Adjusted EPS of $4.78, an improvement of 31% over 2018.

•	Total Shareholder Return: 31.9% for the 2017-2019 performance period.

•	Business Development: In March 2019, we acquired Architectural Components Group, Inc.,

28	AWI 2020 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS (CONTINUED)

based in Marshfield, Missouri, a manufacturer of custom wood ceilings and walls. In November 2019, we acquired MRK Industries, Inc., based in Libertyville, Illinois, a manufacturer of specialty metal interior and exterior.

•	Share Repurchases: In 2019, we repurchased 1.5 million shares of our Common Stock or 3% of our outstanding shares for a total cost of $131.2 million.

•	Dividends: We paid dividends, on a quarterly basis, totaling $0.725 per share in 2019. In October, we increased our dividend to $0.20 per share from $0.175 per share, a 14% increase.

•	International Business Divesture: On September 30, 2019, we completed the previously announced sale of our businesses and operations in Europe, the Middle East and Africa (including Russia) and the Pacific Rim.

Please also see our Company’s Consolidated Financial Statements in our Annual Report on Form 10-K filed with the SEC on February 25, 2020.

*

The Company uses these non-GAAP adjusted measures in managing the business and believes the adjustments provide meaningful comparisons of operating performance between periods. Adjusted EBITDA and Adjusted EPS exclude the impact of restructuring and related costs, impairments, U.S. pension plan credit/expense, environmental insurance recoveries and expenses, and certain other non-recurring extraordinary gains and losses outside of the normal course of our business operations. The Company excludes U.S. pension plan impact in the non-GAAP results as it represents the actuarial net periodic benefit cost recorded, while the Company was not required and did not make cash contributions to the U.S. Retirement Income Plan based on guidelines established by the Pension Benefit Guaranty Corporation. Adjusted FCF is defined as cash from operations and dividends received from WAVE, our joint venture with Worthington Industries, Inc., less expenditures for property and equipment, and is adjusted to remove the impact of cash used or proceeds received for acquisitions and divestitures and environmental insurance recoveries and expenses, and the cash impact of certain other non-recurring extraordinary items outside of the normal course of our business operations. Please refer to Annex A for a reconciliation of these non-GAAP financial measures to our results as reported under accounting principles generally accepted in the U.S. (“GAAP”).

2020 Priorities

Fiscal year 2020 key priorities include:

•	Revenue: Driving revenue growth in both mineral fiber and architectural specialties segments by leveraging our existing capabilities, through the acquisition of new capabilities, and focusing on broader ceilings and wall market opportunities

•	EBITDA: Achieving EBITDA growth through sales gains, Architectural Specialties (“AS”) volume contribution, manufacturing productivity, and increased contributions from WAVE.

•	Capabilities: Enhancing our manufacturing and commercial capabilities and expanding our commercial sales capacity to align with broader market opportunities, through ongoing digitalization and other efficiency initiatives.

•	Operational Efficiency: Continuing to pursue productivity, efficiency and working capital improvements in our manufacturing operations.

•	Capital Allocation: Allocating capital to high return opportunities while optimizing FCF, continue to invest in our strategy through innovation and productivity initiatives, value creating business opportunities and returning excess capital to our share owners.

•	Business Development: Expanding into adjacencies in our Architectural Specialties segment, focusing on acquisition and partnership opportunities to enhance our offerings and capabilities in key product categories and related design applications.

•	Investments in Digitalization: Realizing the benefits from our investments and evaluating strategic initiatives involving the development or utilization of new or innovative products, solutions and tools, as well as the expansion of our capabilities through digitalization. These initiatives are designed to grow revenue, improve profitability and increase shareholder value.

2019 Compensation Plan Design

During 2019, our Compensation Committee reviewed our compensation plans and generally continued the executive compensation programs established in prior years. As in prior years, our plans are designed to directly link compensation to meaningful improvement in Company performance.

•

Annual Incentive Plan (“AIP”): Our 2019 AIP continued to place specific emphasis on revenue and EBITDA as the metrics for Company results. These measures align to key elements of our operating plan and financial goals, including enhanced revenue, manufacturing productivity

AWI 2020 Proxy Statement	29

COMPENSATION DISCUSSION AND ANALYSIS (CONTINUED)

and competitive SG&A expense, and are strong indicators of our overall operating performance.

•	Long-Term Incentive Program (“LTIP”): Our 2019 LTIP grants continued to be comprised of performance-based restricted stock units (“PSU”), with performance metrics based on absolute total shareholder return (“Absolute TSR”) and cumulative FCF. Our Compensation Committee selected Absolute TSR as a metric in our LTIP because it believes Absolute TSR most directly captures shareholder value creation, while providing senior management with the flexibility and levers needed to drive meaningful performance improvement. Our Compensation Committee selected FCF as a performance metric in the LTIP because it believes FCF growth is an indicator of value-creating activities over the performance period. The grants, intended to compensate for long term value creation, have a three-year performance period, challenging targets with substantial payout upside for breakout performance and a payout scale that includes meaningful performance hurdles. These plan features, and others as described in more detail in this CD&A are all designed to strongly align the interests of management and shareholders, and to provide strong incentives for performance and growth consistent with our strategic plan. We did not grant time-based restricted stock units to our executive officers in 2019.

Shareholder Engagement

In 2019, we continued to engage with our shareholders to seek their perspectives on corporate governance, our executive compensation program, sustainability and other matters. We conducted formal outreach over the course of the year with shareholders representing approximately 41% of our outstanding shares at the time of outreach. These discussions were conducted by Mark Hershey, our Senior Vice President, General

Counsel & Business Development, and Ellen Romano, our Senior Vice President, Human Resources, and complemented our regular quarterly informal outreach initiatives led by our dedicated Investor Relations team. Detailed summaries of these discussions were shared with the Compensation Committee and our Nominating, Governance and Social Responsibility Committee. Our outreach discussions in 2019 focused primarily on PSU metrics for measuring long-term shareholder value creation, Board succession planning and sustainability initiatives. We believe that our 2019 nonbinding advisory vote on our executive compensation program result of 95% approval reflects strong shareholder support of our compensation program design.

Our Executive Compensation Philosophy, Objectives, Elements and Characteristics

Compensation Philosophy and Objectives

Our long-term success and growth depend on highly capable leaders with appropriate experience and skills to deliver our strategy in a volatile and challenging market environment. Our executive compensation program is designed to attract, motivate and retain those high-quality leaders. In developing and maintaining this program, the Compensation Committee focuses on the following key objectives:

•	Aligning executive interests with shareholder interests.

•	Creating a strong link between pay and performance by placing a significant portion of compensation ‘‘at risk’’ based on performance against pre-established goals.

•	Structuring sufficiently competitive compensation packages to enable access to high-quality executives in a highly competitive talent environment.

30	AWI 2020 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS (CONTINUED)

Compensation Elements

In 2019, we executed our compensation philosophy by providing compensation opportunities through a combination of: (a) fixed compensation, including (i) base salaries, (ii) benefits and (iii) select perquisites; and (b) performance-based compensation, including (i) cash incentive awards under our Annual Incentive Plan, and (ii) grants of PSUs under our 2016 Long-Term Incentive Plan (our omnibus equity award plan).

Type	Compensation Elements	Form and Objective	Further Information	Key 2019 NEO Actions
Base Salary

•  Delivered in cash

•  Provides reasonable, market competitive fixed pay delivered to each NEO, and reflects his or her role, responsibility, individual performance and contribution to the Company

•  Generally set at market median

			• 2019 Base Salary changes for our NEOs are presented on page 36	• NEOs received merit increases averaging 4.7%, effective April 1, 2019
Benefits

•  Standard range of health, welfare, and retirement benefits generally similar to those provided to other salaried employees, except that executives:

•  are eligible to receive enhanced Company-paid long-term disability benefits; and

•  are eligible for non-qualified retirement benefits

Select Perquisites

•  Select perquisites or personal benefits

•  Personal financial counseling at a cost generally less than $4,500 per NEO

•  Executive physicals at a cost generally less than $5,000 per NEO

•  Executive long-term disability at a cost generally less than $5,000 per NEO

Annual Incentive Plan (AIP)

•  Delivered in cash

•  Provides an annual incentive opportunity for achieving financial results based on performance goals tied to our annual operating plan

•  Drives selected target metric performance

•  Payouts are tied to Company and individual performance, including leadership behaviors

•  Target opportunity generally set at market median

			• AIP was based on revenue and EBITDA (as described on page 36)	• NEOs received AIP payments for 2019 performance at 105% of target
Long-Term Incentive Program (LTIP)

•  Delivered in 100% PSUs for 2019

•  Drives and promotes long-term value-creation for our shareholders, and fosters retention, by rewarding execution and achievement of goals linked to our longer term strategic initiatives and stock performance

•  Target opportunity generally set at market median

•  In 2019, our Compensation Committee awarded 3-year PSUs tied to Absolute TSR and FCF

			• LTIP performance goals were based on FCF and Absolute TSR (as described on page 38)	• NEOs received annual PSU awards with values ranging from 100% to 413% of base salary.

AWI 2020 Proxy Statement	31

COMPENSATION DISCUSSION AND ANALYSIS (CONTINUED)

Compensation Characteristics

At the direction of our Compensation Committee, we subscribe to a “pay-for-performance” philosophy. Our compensation program maintains the following attributes:

•	Compensation at Risk – A significant amount of each NEO’s target total direct compensation (“TDC”), composed of base salary and short- and long-term incentive compensation, depends on the Company and the NEO achieving specific, performance-based results. Our NEOs’ short- and long-term incentive compensation is, therefore, “at risk” as the value is tied to the achievement of financial and/or other measures that the Company considers to be important drivers of shareholder value.

•	Multiple and Appropriate Performance Metrics – We use multiple performance measures to avoid having compensation opportunities overly weighted toward the performance result of a single metric. In 2019, we used FCF and Absolute TSR in our 2019 – 2021 LTIP as performance metrics to maintain a focus on longer-term results that help drive shareholder value. We used revenue and EBITDA as our metrics in our AIP. These measures align to key elements of our operating plan and financial goals, including enhanced revenue, manufacturing productivity and competitive sales and general and administrative expense. Each of these measures is a strong indicator of our overall operating performance.

•	Emphasis on Long-Term Incentive and Annual Incentive Compensation – Short- and long-term incentive compensation comprises a significant percentage of TDC. Incentive compensation helps drive performance and aligns the interests of employees (including the NEOs) with those of shareholders. By tying a significant portion of TDC to long-term incentives over a three-year period, we promote longer-term perspectives regarding Company performance.

•	Recoupment – We may recoup certain stock-based and cash awards distributed under our 2016 Long-Term Incentive Plan and Annual Incentive Plan, including to our NEOs, in the event of an accounting restatement due to material noncompliance with any financial reporting requirement under the securities laws; or certain misconduct causing significant financial or reputational harm to the Company.

•	Prohibition on Derivative Transactions – Our insider trading policy prohibits derivative transactions in our shares of Common Stock, including trading in puts, calls, covered calls, or other derivative products involving our securities; prohibits engaging in any hedging transaction with respect to our securities; and prohibits holding company securities in a margin account or pledging our securities as collateral for a loan.

•	Stock Ownership Guidelines – Our NEOs are subject to stock ownership guidelines, which help to promote longer-term perspectives and align interests with those of our long-term shareholders. The required ownership multiple is six times annual base pay for our CEO and three times annual base pay for all other NEOs.

•	Linear and Capped Incentive Compensation Payouts – The Compensation Committee establishes financial performance goals that are used to plot a payout formula for annual and long-term incentive compensation to avoid an over-emphasis on short-term decision making. The maximum payout for the annual incentive compensation is 200% of target. Long-term incentive compensation is capped at 275% of target for Messrs. Grizzle, MacNeal and Chiappone and 225% of target for Mr. Hershey and Ms. Romano.

•	Change in Control (“CIC”) Double Trigger – Our CIC agreements include double trigger vesting provisions for equity grants upon a change in control.

•	No Tax Gross-Ups – We do not have plans or agreements that provide tax gross-ups to our NEOs under Section 280G of the Internal Revenue Code.

•	Holding Requirements – Post-vesting holding requirements apply for amounts payable above target in our 2017, 2018 and 2019 performance-based equity grants for Messrs. Grizzle, MacNeal and Chiappone.

32	AWI 2020 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS (CONTINUED)

The following table illustrates how our executive compensation elements align with our compensation objectives.

Executive Compensation Element	Attract Talented Employees	Align Management and Shareholder Interests	Pay for Performance	Motivate and Retain Management

Base Salary	✓			✓

Annual Incentive (AIP)	✓	✓	✓	✓

Long-Term Incentive (LTIP)	✓	✓	✓	✓

HOW WE MAKE COMPENSATION DECISIONS

Our Compensation Committee is responsible for executive compensation program design and the decision-making process relative to NEOs specifically, and broadly, as these programs apply to other senior leaders and participating employees. The Compensation Committee solicits input from the independent members of the Board, the CEO, other members of management and its independent compensation consultant to assist with its responsibilities. The following summarizes the roles of each of the key participants in the executive compensation decision-making process.

Roles of Key Participants

Compensation Committee

•  Sets the philosophy and principles that guide the executive compensation program;

•  Oversees the design of our executive compensation program in the context of our culture, competitive practices, the legal and regulatory landscape, and governance trends;

•  Reviews and approves short- and long-term incentive compensation design, including performance goals and the reward consequences for delivering above or below target performance;

•  Reviews and approves corporate goals and individual objectives relevant to the compensation of the CEO, evaluates the CEO’s performance relative to those goals and objectives, and recommends CEO compensation to be ratified by the independent directors based on the evaluation; and

•  Oversees the evaluation of the other executive officers and approves their compensation in collaboration with the CEO.

Independent Members of the Board	• Participate in the performance assessment process for the CEO; and • Review decisions regarding CEO compensation, including base salary, AIP and LTIP awards for the CEO.
Committee Consultant – Willis Towers Watson

•  Provides analysis, advice and recommendations with regard to executive compensation;

•  Attends Compensation Committee meetings, as requested, and communicates between meetings with the Compensation Committee Chair and other Committee members; and

•  Advises the Compensation Committee on market trends, regulatory issues and developments and how they may impact our executive compensation programs.

CEO	• Provides input to the Compensation Committee on senior executive performance and compensation recommendations.

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COMPENSATION DISCUSSION AND ANALYSIS (CONTINUED)

Independent Compensation Consultant

In July 2019, the Compensation Committee renewed its engagement of Willis Towers Watson as its independent consultant on executive compensation matters.

Willis Towers Watson also serves as our Pension Plan Actuary in Canada (an arrangement that has been in place for several years, prior to Willis Towers Watson becoming the Compensation Committee’s consultant). Typical actuary annual fees are $41,000. We also purchase select compensation and HR survey data from the firm. Willis Towers Watson does not perform any other services for the Company. At the request of the Compensation Committee, in addition to providing general executive compensation advice, Willis Towers Watson performed the following services during 2019:

•	advised on the design considerations with respect to the 2019 short- and long-term incentive programs to ensure appropriate linkage between short- and long-term performance and pay;

•	advised the Compensation Committee on the composition of a revised peer group;

•	advised the Compensation Committee on setting the CEO’s compensation; and

•	provided an update on current compensation trends, market practices and relevant executive compensation legislation.

The Compensation Committee determined the work of Willis Towers Watson did not raise any conflicts of interest in 2019. In making this assessment, the Compensation Committee considered the independence factors enumerated in Rule 10C-1(b) under the Exchange Act and corresponding rules of NYSE, including the fact that Willis Towers Watson provided limited other services to us, the level of fees received from us as a percentage of Willis Towers Watson’s total revenue, policies and procedures employed by Willis Towers Watson to prevent conflicts of interest, and whether the individual Willis Towers Watson advisors to the Compensation Committee own any shares of Common Stock or have any business or personal relationships with members of the Compensation Committee or our executive officers.

After considering all of the factors required by the NYSE rules and all other factors relevant to Willis

Towers Watson’s independence, the Compensation Committee has determined Willis Towers Watson is independent.

Use of Competitive Data

In setting NEO compensation, the Compensation Committee considers independent survey data, peer compensation data, tally sheets, wealth accumulation analyses and related benchmark information.

Annual Compensation Benchmarking

Annually, the Compensation Committee reviews all components of NEO compensation compared to Competitive Market data (defined below).

In general, we target NEO pay to be at or near the 50th percentile of our defined Competitive Market, but we may deviate from this target based on an individual’s performance or internal equity with peers situated at similar levels, or to attract the required level of business knowledge and leadership needed to achieve our strategic objectives.

The principal sources of market data include the following (“Competitive Market”):

•	Survey data (all NEOs), including surveys by Aon and Willis Towers Watson

•	Peer Group data (CEO and CFO) (“Peer Group”)

Consideration of 2019 Advisory Shareholder Vote on Executive Compensation

At our 2017 annual meeting, our shareholders expressed a preference that advisory votes on executive compensation occur every year. Accordingly, the Board implemented an annual advisory vote on executive compensation until the next required vote on the frequency of shareholder votes on the compensation of executives. That vote is scheduled to occur at the 2023 annual meeting. Our most recent advisory shareholder vote on executive compensation took place at the 2019 annual meeting.

Our Board and Compensation Committee appreciate and value the views of our shareholders with respect to our executive compensation program. The results of the 2019 favorable (95%) advisory vote on executive compensation, confirmed to the Compensation Committee that

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COMPENSATION DISCUSSION AND ANALYSIS (CONTINUED)

shareholders agree our executive compensation programs have been effective in implementing our stated compensation philosophy and objectives in a manner consistent with shareholder preference.

The Compensation Committee recognizes executive pay practices and notions of sound governance principles continue to evolve. While no specific changes were implemented as a result of the vote, the Compensation Committee intends to continue to pay close attention to ongoing trends and invites our shareholders to communicate any concerns or opinions on executive pay directly to the Compensation Committee or the Board. Please refer to “COMMUNICATION WITH THE BOARD” on page 10 for further information about communication with the Compensation Committee of the Board.

Peer Group

The Compensation Committee uses compensation data compiled from a group of peer companies based on a number of pre-established criteria, including business model comparability, company size measured by revenue (approximately one-half to two times the Company’s revenue) and market capitalization, global presence and investor capital.

In 2019, our Compensation Committee reviewed our compensation Peer Group. The Committee removed NCI Building Systems, Inc. and H. B. Fuller Company because their revenue exceeded our range of one-half to two times, and replaced them with GCP Applied Technologies Inc., PGT Innovations, Inc. and Trex Company, Inc.

Our current compensation Peer Group consists of the following 18 manufacturing companies:

Allegion PLC	Herman Miller Inc.	PH Glatfelter Inc.
Apogee Enterprises, Inc.	Interface, Inc.	Quanex Building Products Corp
Eagle Materials Inc.	Knoll, Inc.	Simpson Manufacturing Co., Inc.
Ferro Corporation	Kraton Performance Polymers Inc.	Trex Company, Inc.
GCP Applied Technologies, Inc.	Masonite International Corporation
Gibraltar Industries, Inc.	OMNOVA Solutions Inc.
Griffon Corporation	PGT Innovations, Inc.

Tally Sheets and Wealth Accumulation Analyses

The Compensation Committee uses tally sheets and wealth accumulation analyses when evaluating compensation-related decisions for each NEO.

•	Tally sheets provide historic information on each executive’s equity and non-equity compensation, and other compensation such as potential payments upon termination of employment.

•	Wealth accumulation analysis assesses the total Company-specific wealth that could be earned by each NEO given certain stock price assumptions.

Compensation Mix

To facilitate the link between NEO pay and Company performance, a significant amount of TDC is performance-based and “at risk.”

In 2019, 84% of our CEO’s target TDC and 63% of the average target TDC of our other NEOs was variable and “at risk.” The following chart shows the 2019 compensation mix, consisting of base salary, performance-based AIP, and PSUs as the LTIP grants.

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COMPENSATION DISCUSSION AND ANALYSIS (CONTINUED)

2019 COMPENSATION DESIGN AND OUTCOMES

Base Salary

In 2019, the Compensation Committee reviewed the base salaries of our NEOs. After consideration of the competitiveness of each NEO’s base salary compared to the Competitive Market, the Compensation Committee increased base salaries for each of our NEOs. Pay increases were effective April 1, 2019.

The table below represents the base salary rate as of December 31. This information differs from the Summary Compensation Table (“SCT”), which reflects the total base salary received for the year.

Name	2018 Salary $	2019 Salary $	Change in Base Salary

Victor D. Grizzle(1)	750,000	800,000	6.7%

Brian L. MacNeal	425,000	446,250	5.0%

Charles M. Chiappone	420,000	441,000	5.0%

Mark A. Hershey	419,000	435,950	4.0%

Ellen R. Romano	320,000	328,430	2.6%
(1)	The April 1st adjustment to Mr. Grizzle’s base salary was designed to align his base salary with competitive pay levels and to recognize his development and growth.

Annual Incentive Plan Awards

AIP awards provide an annual incentive opportunity for achieving financial results based on performance goals tied to the Company’s annual operating plan.

Each NEO’s target AIP opportunity (expressed as a percent of base salary) is based on role responsibility and alignment with similar internal positions and the external Competitive Market. Actual payout varies based upon actual business performance relative to performance target, as well as individual performance.

For 2019, AIP awards were determined based on the following formula, measures and weightings all subject to the approval of our Compensation Committee.

2019 AIP Design

Base Salary $	x	Target AIP Opportunity %	=	Target AIP $	x	Company Performance %	x	Individual Performance %	=	Annual AIP Payout $

2019 Target AIP Opportunity

2019 target AIP opportunities (expressed as a percentage of actual base earnings) for NEOs are set forth in the table below. The target AIP opportunity percentages are the same as for 2018.

Name	Target AIP % Opportunity	Target AIP $

Victor D. Grizzle	100%	787,500

Brian L. MacNeal	60%	264,562

Charles M. Chiappone	60%	261,450

Mark A. Hershey	60%	259,054

Ellen R. Romano	55%	179,535

2019 AIP Performance Metrics

The Compensation Committee again selected revenue and EBITDA as our 2019 AIP performance metrics in order to create strong alignment with shareholders and reflect key measures of value creation. Revenue is weighted 25% and EBITDA is weighted 75%.

These measures align to key elements of our operating plan and financial goals, including enhanced revenue, manufacturing productivity and competitive sales, general and administrative expense, and they are strong indicators of our overall operating performance.

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COMPENSATION DISCUSSION AND ANALYSIS (CONTINUED)

For purposes of the 2019 AIP, the Compensation Committee defined: (i) revenue to be gross sales minus returns, discounts and allowances and minus intercompany sales, and (ii) EBITDA to be operating income plus depreciation and amortization plus non-cash pension impact, subject to certain exceptions. The definitions of these metrics did not change from the prior year.

The 2019 revenue target of $1,057 million and EBITDA target of $400 million were both directly tied to the annual operating plan.

Our Compensation Committee established the following performance ranges and associated payout ranges for the 2019 AIP. The Company’s performance was converted to a corresponding payout factor on a straight line basis between Threshold and Target and between Target and Maximum. AIP payout factors are capped at 200%.

	Target $ (in millions)			Performance as % of Target			Payout

	Threshold	Target	Maximum	Threshold	Target	Maximum	Threshold	Target	Maximum

Revenue	997.0	1,057.0	1,099.0	94%	100%	104%	50%	100%	200%

EBITDA	354.0	400.0	420.0	88%	100%	115%	50%	100%	200%

2019 Individual Performance

The Board and the Compensation Committee considered individual performance when finalizing AIP awards for the CEO and other NEOs and decided not to make any upward or downward individual performance adjustments.

2019 Performance and Payout Factors

For AIP purposes our 2019 revenue performance was 97% of plan resulting in a 73% payout, and our EBITDA performance represented 101% of plan with a corresponding 115% payout. These results yielded a combined payout factor of 105% for the NEOs. For AIP purposes only a portion of the revenue and EBITDA from acquisitions completed in 2019 counted towards the AIP up to $11M of revenue and $4M of EBITDA from acquired companies. Actual 2019 revenue for the Company was $1,038M; however, based on the AIP calculation methodology for acquisitions revenue was adjusted to $1,025M for purposes of the AIP. There was no adjustment for EBITDA.

Further details are shown in the table below:

Measure	2019 Target $M	2019 Actual $M*	Performance %	Payout %

Revenue	1,057.0	1,025.0	97%	73%

EBITDA	400.0	403.0	101%	115%

2019 Final AIP Awards

The Compensation Committee determined the final 2019 AIP payouts by multiplying each NEO’s target AIP opportunity by the final weighted payout factors as outlined below.

Name	Target AIP $	Payout Factor	2019 Final AIP Award $

Victor D. Grizzle	787,500	105%	826,880

Brian L. MacNeal	264,562	105%	277,800

Charles M. Chiappone	261,450	105%	274,530

Mark A. Hershey	259,054	105%	272,010

Ellen R. Romano	179,535	105%	188,520

Long-Term Incentive Program Awards 2019 -2021 Performance Period

The goal of our LTIP is to provide equity-based long-term incentive awards that link management interests to shareholder returns and focus management on our long-term performance.

In determining the LTIP award opportunity for the CEO and other NEOs, our Board and Compensation Committee consider a number of factors, including the Competitive Market, internal equity and cost (dilution and accounting cost), as well as tally sheet and wealth accumulation analyses.

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COMPENSATION DISCUSSION AND ANALYSIS (CONTINUED)

LTIP awards for a given year are typically made two business days following the release of our financial results for our prior fiscal year. This allows sufficient time for the market to absorb the announcement of earnings and current year performance guidance.

The 2019 LTIP grants for 2019 – 2021 performance consisted of awards differentiated between two leadership tiers. The Compensation Committee granted PSUs to the most senior executive tier, namely Messrs. Grizzle, MacNeal and Chiappone to vest based on achievement of Absolute TSR (75% of the award) and FCF (25% of the award). The Compensation Committee granted PSUs to Mr. Hershey and Ms. Romano to vest based on achievement of Absolute TSR (25% of the award) and FCF (75% of the award), consistent with Tier II awards.

Messrs. Grizzle, MacNeal and Chiappone have post-vesting holding requirements for amounts payable above target in our 2019 – 2021 performance-based equity grants. If earned, the above target shares must be held for one year following the vesting date.

2019 LTIP Performance Metrics and Weighting

The number of shares eligible to vest under the 2019 LTIP awards is based on the achievement of applicable performance targets relative to Absolute TSR and FCF targets during the performance period (January 1, 2019 to December 31, 2021). The grants, intended to compensate for long term value creation, have a three-year performance period to allow a reasonable timeframe for value creation, challenging targets with substantial payout upside for breakout performance and a payout scale that defines meaningful performance hurdles. The PSUs for Messrs. Grizzle, MacNeal and Chiappone (Tier I) can vest 50% of target at threshold performance to 275% of target at maximum performance and the PSUs for Mr. Hershey and Ms. Romano (Tier II) can vest at 50% of target at threshold performance to 225% of target at maximum performance. There is no payout below threshold performance.

Absolute TSR tracks the appreciation in share price of the Company’s Common Stock, including dividends, and is annualized for the performance period. The ending share price for the Absolute TSR calculation will be based on the volume-weighted, average closing price of the Company stock for the highest consecutive 30 trading days in the 60- trading-day-period beginning with and immediately following January 2, 2022. The starting price was based on the volume-weighted average of the highest consecutive 30 trading days in the subsequent 60-trading- day-period closing price of the Company stock for the highest 30 trading days immediately following January 2, 2019 – resulting in $73.75 per share.

			Incentive Payout

Performance to TSR Target	Annualized TSR Target	Ending Share Price	Tier I (75% weighting)	Tier II (25% weighting)

60%	6.0%	$85.99	50%	50%

75%	7.5%	$91.62	75%	75%

83%	8.3%	$93.68	83%	83%

100%	10.0%	$98.16	100%	100%

167%	16.7%	$117.21	200%	200%

300%	30.0%	$162.03	300%	300%

Cumulative FCF is defined as cash flow from operations less cash used in investing activities, adjusted for the impact of cash used or proceeds received for acquisitions and divestitures and environmental insurance recoveries and expenses, and the cash impact of certain other non-recurring extraordinary items outside of the normal course of our business.

		Incentive Payout

Performance to FCF Target	FCF $(M)	Tier I (25% weighting)	Tier II (75% weighting)

80%	$659	50%	50%

100%	$824	100%	100%

113%	$931	150%	150%

118%	$972	175%	175%

125%	$1,030	200%	200%

2019 Target LTIP

The Compensation Committee annually determines the LTIP target opportunity (expressed as a percent of base salary) based on role responsibility, alignment with similar positions internally and the external Competitive Market, as well as a review of tally sheets and wealth accumulation analyses.

After a review of the Competitive Market data provided by Willis Towers Watson, the Compensation Committee increased Mr. Grizzle’s target LTIP opportunity in 2019 to $3,300,000. This

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COMPENSATION DISCUSSION AND ANALYSIS (CONTINUED)

adjustment to Mr. Grizzle’s LTIP value positioned him at market median TDC. Mr. MacNeal’s LTIP opportunity increased to 120% from 110% of base salary and Mr. Chiappone’s LTIP opportunity increased to 110% from 100% of base salary to align to market median TDC. No other LTIP targets were adjusted in 2019.

The respective target percentages for annual LTIP grants to our NEOs in 2019 and the resulting grant date fair value are set forth in the table below.

Name	2019 LTIP Target as % of Base Salary	2019 LTIP Annual Target Value ($)(1)

Victor D. Grizzle	413%	3,300,000

Brian L. MacNeal	120%	510,000

Charles M. Chiappone	110%	462,000

Mark A. Hershey	125%	524,000

Ellen R. Romano	100%	320,400
(1)

Amounts represent the grant date fair value for the long-term incentive equity award granted in February 2019, as calculated under the Financial Accounting Standards Board’s Accounting Standards Codification Topic 718, or ASC Topic 718. Under ASC Topic 718, the grant date fair value is calculated using the closing market price of our shares of Common Stock ($74.32) on the date of the grant (February 26, 2019).

Payout of 2017-2019 Performance Restricted Stock Units

The performance for PSUs awarded in 2017 for the 2017 – 2019 performance period was determined on April 1, 2020. The awards were based on Absolute TSR and FCF over the performance period. The Compensation Committee granted PSUs to the most senior executive tier, namely Messrs. Grizzle, MacNeal and Chiappone to vest based on achievement of Absolute TSR (75% of the award) and FCF (25% of the award). The Compensation Committee granted PSUs to Mr. Hershey and Ms. Romano to vest based on achievement of Absolute TSR (25% of the award) and FCF (75% of the award).

Based upon performance during the measurement period, the Absolute TSR achievement for the 2017-2019 period was 31.9%, with a calculated price of $103.65. This exceeded our 12% annualized TSR target resulting in a 300% payout. The starting share price for the TSR PSUs was $45.12. The cumulative FCF was $570M for the performance period, exceeding our target of

$505M. The Committee approved a payout factor of 152%. Based on the metrics and the certified Absolute TSR and FCF results, the PSUs for Messrs. Grizzle, MacNeal and Chiappone vested at 263% of target and the PSUs for Mr. Hershey and Ms. Romano vested at 189% of target. For Messrs. Grizzle, MacNeal and Chiappone, PSUs distributed in excess of target must be held for one year following the vesting date.

Name	2017 PSU Shares Granted (#)	2017 PSU Payout Factor	2017 PSU Final Payout (#)

Victor D. Grizzle	50,000	263%	131,500

Brian L. MacNeal	8,153	263%	21,443

Charles M. Chiappone	5,790	263%	15,227

Mark A. Hershey	11,007	189%	20,804

Ellen R. Romano	6,631	189%	12,533

2019 Total Direct Compensation

The table below summarizes TDC paid or awarded to our current NEOs during 2019. This table is not intended to be a substitute for the SCT or Grants of Plan-Based Awards Table (‘‘GPBAT’’). Base salary reflects the total salary paid for 2019. AIP awards and LTIP awards for 2019 are reflected in the SCT and GPBAT. LTIP awards represent an incentive for future performance, not current cash compensation, and are “at risk” of forfeiture.

Name	2019 Salary $	2019 Final AIP $	2019 LTIP $ (1)	TDC $

Victor D. Grizzle	787,500	826,880	3,300,000	4,914,380

Brian L. MacNeal	440,938	277,800	510,000	1,228,738

Charles M. Chiappone	435,750	274,530	462,000	1,172,280

Mark A. Hershey	431,758	272,010	524,000	1,227,768

Ellen R. Romano	326,428	188,520	320,400	835,348
(1)

Amounts represent the aggregate grant date fair value for LTIP equity awards granted in 2019, as calculated under the Financial Accounting Standards Board’s Accounting Standards Codification ASC Topic 718. Under ASC Topic 718, the grant date fair value is calculated using the closing market price of our Common Stock on the date of the grant.

2020 Compensation Program Design

For 2020, the Compensation Committee reviewed the design of our executive compensation program and decided to maintain the 2019 metrics for our AIP. For our LTIP, the Compensation Committee

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COMPENSATION DISCUSSION AND ANALYSIS (CONTINUED)

added a new additional metric in respect of Mineral Fiber Volume growth. The new metric will be weighted 10% with Absolute TSR (weighted 60%) and FCF (weighted 30%) remaining the other metrics.

ADDITIONAL INFORMATION REGARDING OUR COMPENSATION PROGRAMS

Qualified and Non-Qualified Defined Benefit Pension Plans

Ms. Romano was the only NEO who participated in the Company’s qualified defined benefit pension plan, the Retirement Income Plan (“RIP”), which was closed to newly hired salaried employees after January 1, 2005. Pension benefits were frozen for all salaried employees on December 31, 2017.

A non-qualified defined benefit pension plan, the Retirement Benefit Equity Plan (“RBEP”), pays benefits that cannot be paid under the RIP due to statutory limits. This plan was also closed to newly hired salaried employees after January 1, 2005 and pension benefits were frozen on December 31, 2017.

Qualified Defined Contribution Savings Plan and Non-qualified Deferred Compensation Plan

The Company maintains a 401(k) plan. For salaried employees, we provide a 401(k) match of 100% on the first 4% of employee contributions and a 50% match on the next 4% of employee contributions for a maximum company match of 6%. All NEOs participate in this program.

The Company offers an unfunded, nonqualified deferred compensation plan, the Armstrong Nonqualified Deferred Compensation Plan, to restore Company contributions that would be lost due to Internal Revenue Code limits on compensation that can be taken into account under the Company’s tax-qualified 401(k) plan and to allow participants to voluntarily elect to defer base salary and AIP until a future date.

Participants in the Armstrong Nonqualified Deferred Compensation Plan (“NQDCCP”) receive a Company match identical to the 401(k) Company match on compensation in excess of the Internal Revenue Code limits, up to a maximum contribution of 6% of eligible earnings. All NEOs are eligible to participate in this program.

Separation Arrangements

Each NEO has a separation agreement with the Company. These agreements are designed to:

•	assure continuity of executive management during the evaluation and execution of any transaction that may result in loss of or material changes to employment;

•	reduce risk to the Company and provide shareholder alignment by keeping executives neutral to job loss when pursuing actions that may result in termination of employment;

•	ensure executive management is able to objectively evaluate any transaction and act in the best interests of shareholders during the design and execution of such a transaction; and

•	define transition support and terms in the event of not-for-cause termination.

Payments upon Termination of Employment

Our separation arrangements provide for executive entitlement to certain cash severance benefits if the executive’s employment is terminated by the Company without Cause or by the executive for Good Reason (as such terms are defined in the separation agreement). Under the separation agreements that apply in absence of a change in control the severance is equal to (i) 1.5 times (two times in the case of Mr. Grizzle) the executive’s then-current annual base salary plus target annual incentive under the AIP program, payable in a lump sum, and (ii) a pro-rated annual incentive bonus based on actual performance for the year of termination, payable at the time that bonuses are paid to employees of the Company generally.

Under each executive’s separation agreement, the executive is entitled to receive severance payments upon involuntary termination without Cause or termination for Good Reason within two years following a change in control (“CIC”), or within six months preceding a CIC if the termination is in connection with a potential CIC. In a CIC the severance is equal to (i) two times (2.5 times in the case of Mr. Grizzle) the executive’s then-current annual base salary plus target annual incentive under the AIP program, payable in a lump sum, and (ii) a pro-rated annual incentive bonus based on actual performance for the year of termination, payable at the time that bonuses are paid to employees of the Company generally.

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COMPENSATION DISCUSSION AND ANALYSIS (CONTINUED)

None of the separation agreements provide for tax gross-ups under Sections 280G and 4999 of the Internal Revenue Code. For more information regarding our NEO separation arrangements, please refer to the “Potential Payments upon Termination of Change in Control” section on page 52.

Stock Ownership Guidelines

The Compensation Committee maintains stock ownership guidelines for our NEOs to ensure that our NEOs have significant long-term value creation tied to stock price appreciation. Ownership requirements and progress toward their achievement are reviewed annually as part of the compensation planning process. A significant percentage of each NEO’s compensation is directly linked to our stock price appreciation. The guidelines require retention of 100% of net shares acquired upon any vesting or exercise of equity awards until the ownership guidelines are met.

The stock ownership guidelines for our NEOs are calculated as a fixed number of shares using a required ownership multiple, the executive’s annualized base salary as of a certain date, and the stock price as of a fixed date. The required ownership multiple is six times annual base pay for our CEO and is three times annual base pay for our other NEOs.

For purposes of the stock ownership guidelines, we include direct ownership of shares and stock units held under employee plans. Stock options are included to the extent they are “in-the-money.” PSUs are not included in determining whether an executive has achieved the ownership levels.

The stock ownership guidelines require achievement of the ownership multiple within five years from date of hire or promotion into the role for the NEOs.

The Compensation Committee last reviewed the NEOs’ progress toward meeting the stock ownership requirements in December 2019. As of the date of the review, all NEOs’ had met their ownership requirements.

Restrictive Covenants

Each NEO has a restrictive covenants agreement as part of their separation agreement. The agreements require the following:

•	For 12 months following a termination the NEO shall not, directly for the NEO or any third party, become engaged in any business or activity which is directly in competition with any services or products sold by, or any business or activity engaged in by, the Company or any of its affiliates

•	For 24 months following a termination, the NEO shall not solicit any person who was a customer of the Company or any of its affiliates during the period of the NEO’s employment hereunder, or solicit potential customers who are or were identified through leads developed during the course of employment with the Company, or otherwise divert or attempt to divert any existing business of the Company or any of its affiliates; and

•	For 24 months following a termination, the NEO shall not, directly for the NEO or any third party, solicit, induce, recruit or cause another person in the employment of the Company or any of its affiliates to terminate such employee’s employment for the purposes of joining, associating, or becoming employed with any business or activity which is in competition with any services or products sold, or any business or activity engaged in, by the Company or any of its affiliates.

Recoupment Policy

In 2019, our Compensation Committee amended our 2016 Long-Term Incentive Plan to expand the scope and coverage of its recoupment provision. Under the amended plan, the Compensation Committee has the ability to exercise discretion and take action to recoup settled or unsettled stock-based and cash awards from a plan participant in the following events:

•	an accounting restatement of the Company’s financial statements that is required due to material noncompliance with any financial reporting requirements under the securities laws and GAAP;

•

the participant is involved in (i) the commission of a felony or a crime involving moral turpitude; (ii) fraud, dishonesty, misrepresentation, theft or misappropriation of funds; (iii) a violation of our

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COMPENSATION DISCUSSION AND ANALYSIS (CONTINUED)

Code of Conduct or employment policies; (iv) gross negligence or willful, deliberate or gross misconduct, that results in significant financial or reputational harm to the Company;

•	during the participant’s employment or the one-year period thereafter, the participant engages in business that is competitive with the Company or substantially injurious to the Company’s business interests;

•	during the participant’s employment or the two-year period thereafter, the participant solicits the Company’s customers or employees; or

•	the participant breaches any written noncompetition, confidentiality or non-solicitation covenant with the Company.

All of our NEOs are subject to the above recoupment terms of the plan.

Prohibition on Hedging and Derivative Trading

All members of our Board and senior management, including our NEOs and certain other employees, are required to clear any transaction involving Company securities with our General Counsel’s office prior to entering into such transaction.

By policy, we prohibit derivative transactions in our Company securities, including:

•	Trading in puts, calls, covered calls, or other derivative products involving Company securities.

•	Engaging in any hedging transaction with respect to Company securities.

•	Holding Company securities in a margin account or pledging Company securities as collateral for a loan.

We permit senior management to use stock trading plans that comply with Rule 10b5-1 of the Exchange Act. All such plans are subject to our pre-approval, and the ability to enter into such plans remains subject to policy prohibitions on trading while in possession of material non-public information.

Assessment and Management of Risk

We monitor the risks associated with our compensation program on an ongoing basis. In addition, we are committed to performing formal assessments on a periodic basis. At the conclusion of the most recent analysis (conducted in 2019) of our compensation programs and associated risks, it was the assessment of the Compensation Committee that our compensation programs are structured and operated with an appropriate balance of risk and reward and, by their design, do not encourage executives to take unnecessary, excessive, or inappropriate risks and do not create risks reasonably likely to have a material adverse effect on the Company.

Tax Deductibility of Compensation

Section 162(m) of the Internal Revenue Code imposes a $1 million limit on the amount a public company may deduct for compensation paid to certain of the Company’s highest paid officers.

For 2019, the executive officers to whom the Section 162(m) deduction limit applies included the Company’s Chief Executive Officer and Chief Financial Officer, the next three most highly compensated executive officers, and any persons who were such “covered employees” in 2017 or a later year.

The Compensation Committee considers both tax and accounting treatment in establishing our compensation program. The Compensation Committee retains discretion to authorize compensation arrangements that are not fully tax deductible as it deems appropriate.

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COMPENSATION COMMITTEE REPORT

The Management Development and Compensation Committee (MDCC) of our Board has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with our management. Based on this review and discussion, the MDCC recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement.

Submitted by the Management Development and Compensation Committee

Stan A. Askren, Chair

James C. Melville

Wayne R. Shurts

Roy W. Templin

Cherryl T. Thomas

This report shall not be deemed to be “soliciting material” or to be “filed” with the SEC, nor incorporated by reference into any future SEC filing under the Securities Act of 1933 or the Exchange Act, except to the extent that the Company specifically incorporates it by reference therein.

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2019 SUMMARY COMPENSATION TABLE

The table below sets forth the total compensation for our NEOs during fiscal 2019, 2018 and 2017.

Name and Principal Position	Year	Salary ($)	Bonus(3) ($)	Stock Awards(1) ($)	Option Awards(1) ($)	Non-Equity Incentive Plan Compensation(2) ($)	Change in Pension Value & Nonqualified Deferred Compensation Earnings(4) ($)	All Other Compensation(5) ($)	Total ($)
Victor D. Grizzle	2019	787,500	—	3,300,000	—	826,880	—	195,375	5,109,755
President and Chief Executive Officer	2018 2017	743,750 718,750	— —	3,100,000 2,300,000	— —	803,250 567,820	— —	83,319 92,921	4,730,319 3,679,491
Brian L. MacNeal	2019	440,938	—	510,000	—	277,800	—	56,917	1,285,655
Senior Vice	2018	421,688	—	452,900	—	273,260	—	31,523	1,179,371
President and Chief Financial Officer	2017	402,563	—	375,000	—	190,820	—	32,642	1,001,025
Charles M. Chiappone	2019 2018	435,750 407,745	— —	462,000 370,900	— —	274,530 292,340	— —	39,406 18,500	1,211,686 1,089,485
Senior Vice President, Ceiling Solutions	2017	366,985	—	266,300	—	144,960	—	23,122	801,367
Mark A. Hershey	2019	431,758	—	524,000	—	272,010	—	54,226	1,281,994
Senior Vice President, General Counsel and Chief Compliance Officer	2018 2017	415,635 418,200	280,000 —	506,300 506,300	— —	269,340 252,940	— —	44,207 48,413	1,515,482 1,225,853
Ellen R. Romano	2019	326,428	—	320,400	—	188,520	958,061	35,987	1,829,396
Senior Vice President, Human Resources	2018 2017	318,473 310,723	— —	312,600 305,000	— —	189,180 143,560	— 559,893	34,159 10,830	854,412 1,330,006

(1)

The amounts reflect the aggregate grant date fair value of stock units granted in the fiscal year, computed in accordance with ASC Topic 718. Under ASC Topic 718, the grant date fair value is calculated using the closing price of the Company’s shares of Common Stock ($74.32) on the date of grant (February 26, 2019). The 2019 LTIP awards consist of PSUs only. The target and maximum payouts for the PSUs are as follows: target of $3,300,000 and maximum of $9,075,000 for Mr. Grizzle, target of $510,000 and maximum of $1,402,500 for Mr. MacNeal, target of $462,000 and maximum of $1,270,500 for Mr. Chiappone (maximums are 275% of target); target of $524,000 and maximum of $1,179,000 for Mr. Hershey, target of $320,400 and maximum of $720,900 for Ms. Romano (maximums are 225% of target).

(2)	The 2019 amounts disclosed are the awards under the 2019 AIP.

(3)

Mr. Hershey received a one-time special cash bonus of $280,000 on October 25, 2018. The bonus was paid in recognition of his leadership and performance in connection with certain significant projects. The special bonus was separate from our AIP.

(4)	For 2018, the change in pension value decreased from 2017 due to the higher discount rate for Ms. Romano. The decline in value was ($205,437).

(5)

The amounts shown in the “All Other Compensation” column include: (i) Company matching contributions to the Savings and Investment 401(k) Plan and to the NQDCP; (ii) premiums for long-term disability insurance; (iii) termination payments (severance); (iv) relocation expenses; (v) cash dividends and (vi) personal benefits (“perquisites”) consisting of medical examinations and financial planning expense reimbursements to the extent the total perquisite value is $10,000 or greater per individual. For each person the total value of all such perquisites did not reach $10,000.

44	AWI 2020 Proxy Statement

2019 SUMMARY COMPENSATION TABLE (CONTINUED)

(6)	The following table provides the detail for the amounts reported in the All Other Compensation for 2019 for each NEO:

Name	Perquisites and Other Benefits ($)	Cash Dividends ($)	Company Match Savings Plan Contributions ($)	Executive Long- Term Disability ($)	All Other Compensation ($)

Victor D. Grizzle	—	97,180	98,195	—	195,375

Brian L. MacNeal	—	20,825	36,093	—	56,917

Charles M. Chiappone	—	14,788	24,618	—	39,406

Mark A. Hershey	—	9,656	42,739	1,830	54,226

Ellen R. Romano	—	5,915	28,243	1,830	35,987

CEO Pay Ratio

Our philosophy is to pay our employees competitively with employees in similar positions in the applicable labor market. We follow this approach globally, whether it be an executive level position or hourly job. As such, we typically benchmark by position to the applicable labor market every year, and adjust compensation to match the applicable market. By doing so, we believe we maintain a high-quality, stable workforce. The compensation we paid to the median employee identified below was benchmarked in accordance with this process to verify competitive compensation.

We identified a significant change in our employee population due to the sale of our international business in 2019; therefore, we updated our employee population and identified a new median employee. Accordingly, the pay ratio calculation has been made using the compensation for the median employee identified at the end of 2019.

As a result of rules the SEC adopted under the Dodd-Frank Act, we are providing the following disclosure about the ratio of the annual total compensation of our CEO to the annual total compensation of our median employee. For the year ended December 31, 2019:

•	the annual total compensation of our median employee was reasonably estimated to be $72,220,
•	the annual total compensation of our CEO was $5,030,560; and

•	based on this information, the ratio of the annual total compensation of the CEO to that of the median employee is estimated to be 71:1

We determined that, as of December 31, 2019, we had 2,500 employees, as disclosed in our Annual Report on Form 10-K filed with the SEC on February 25, 2020. We identified our median employee using a multistep process that is permitted under the SEC rules. We examined the annual taxable earnings paid to each of our employees during 2019, which we gathered from payroll data. We did not exclude any of our non-U.S. employees when determining the median employee.

We annualized the total taxable compensation paid to those employees who commenced work with us during 2019 and therefore did not work for us the entire calendar year. Using this annual taxable compensation data, we identified the employee whose total taxable compensation was closest to the median. We then calculated the total annual compensation of the median employee, in the same way as we calculate total annual compensation for our CEO in the Summary Compensation Table.

AWI 2020 Proxy Statement	45

GRANTS OF PLAN-BASED AWARDS

The table below shows information on AIP awards and PSUs granted to each NEO in 2019. There is no assurance that the grant date fair value of PSU/RSU awards will be realized by the executive.

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Under-Lying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)
Name		Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Victor D. Grizzle	(1)	N/A	393,750	787,500	1,575,000
	(2)	2/26/2019				11,101	44,403	122,108				3,300,000
Brian L. MacNeal	(1)	N/A	132,281	264,563	529,125
	(2)	2/26/2019				1,716	6,863	18,873				510,000
Charles M. Chiappone	(1)	N/A	130,725	261,450	522,900
	(2)	2/26/2019				1,554	6,217	17,097				462,000
Mark A. Hershey	(1)	N/A	129,527	259,055	518,109
	(2)	2/26/2019				3,526	7,051	15,865				524,000
Ellen R. Romano	(1)	N/A	89,768	179,535	359,070
	(2)	2/26/2019				2,156	4,312	9,702				320,400
(1)	The amounts shown represent the 2019 AIP threshold, target and maximum opportunity for each NEO. Actual payouts are included in the Non-Equity Incentive Plan Compensation column of the SCT.
(2)

In 2019, the Company’s LTIP program for NEOs included PSUs that have a three-year performance period based on Absolute TSR and FCF; participants earn up to 275% of target for Messrs. Grizzle, MacNeal and Chiappone and up to 225% of target for Mr. Hershey and Ms. Romano if the Company achieves the established performance goals. Any cash dividends declared on shares underlying PSUs will be accrued in a non-interest bearing account and paid when the restrictions on the underlying shares lapse.

46	AWI 2020 Proxy Statement

OUTSTANDING EQUITY  AWARDS AT FISCAL YEAR-END

The table below shows the number of shares covered by exercisable and unexercisable stock options, and unvested RSUs and PSUs held by each NEO on December 31, 2019. Market or payout values in the table below are based on the closing price of our shares of Common Stock on that date, $93.97. Equity awards held by NEOs at the time of the 2016 separation of Armstrong Flooring Inc. were adjusted to reflect such separation, consistent with equity awards held by other Company employees, and the table below includes outstanding adjusted awards as of December 31, 2019.

		Option Awards				Stock Awards
	Grant Date	Number of Securities Underlying Unexercised Options	Number of Securities Underlying Unexercised Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plans Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plans Awards Market or Payout Value of Unearned Shares or Other Rights That Have Not Vested ($)
Name		Exercisable	Unexercisable
Victor D. Grizzle	1/17/2011	19,158		32.03	01/17/21
	3/2/2011	31,200		31.15	03/02/21
	2/28/2012	31,348		37.83	02/28/22
	2/20/2013	25,689		45.32	02/20/23
	2/25/2014	22,914		47.17	02/25/24
	2/28/2017								50,000	(2)	4,698,500
	2/27/2018								52,454	(3)	4,929,102
	2/26/2019								44,403	(4)	4,172,550
Brian L. MacNeal	6/24/2014	3,740		49.96	06/24/24
	2/28/2017								8,153	(2)	766,137
	2/27/2018								7,664	(3)	720,186
	2/26/2019								6,863	(4)	644,916
Charles M. Chiappone	2/28/2012	2,307		37.83	02/28/22
	2/20/2013	3,781		45.32	02/20/23
	2/25/2014	5,904		47.17	02/25/24
	2/28/2017								5,790	(2)	544,086
	2/27/2018								6,276	(3)	589,756
	2/26/2019								6,217	(4)	584,211
Mark A. Hershey	2/20/2013	17,539		45.32	02/20/23
	2/25/2014	16,184		47.17	02/25/24
	4/11/2016					4,513	(1)	424,087
	2/28/2017								11,007	(2)	1,034,328
	2/27/2018								8,567	(3)	805,041
	2/26/2019								7,051	(4)	662,582
Ellen R. Romano	4/11/2016					2,995	(1)	281,440
	2/28/2017								6,631	(2)	623,115
	2/27/2018								5,290	(3)	497,101
	2/26/2019								4,312	(4)	405,199
(1)	Grant will vest in three equal installments two, three and four years from the date of grant.

(2)

The number of shares of Common Stock represents the amount that vests if target is achieved for the 2017 PSU grant (based on Absolute TSR and FCF goals). The awards would vest on December 31, 2019. Participants can earn up to 275% of target for Messrs. Grizzle, MacNeal and Chiappone and 225% of target for Mr. Hershey and Ms. Romano.

(3)

The number of shares of Common Stock represents the amount that vests if target is achieved for the 2018 PSU grant (based on Absolute TSR and FCF goals). The awards would vest on December 31, 2020. Participants can earn up to 275% of target for Messrs. Grizzle, MacNeal and Chiappone and 225% of target for Mr. Hershey and Ms. Romano.

(4)

The number of shares of Common Stock represents the amount that vests if target is achieved for the 2019 PSU grant (based on Absolute TSR and FCF goals). The awards would vest on December 31, 2021. Participants can earn up to 275% of target for Messrs. Grizzle, MacNeal and Chiappone and 225% of target for Mr. Hershey and Ms. Romano.

AWI 2020 Proxy Statement	47

OPTION EXERCISED AND STOCK VESTED

The following table shows the exercise of stock options by each NEO during 2019, as well as stock awards held by each NEO that became free of restrictions during 2019.

	Option Awards		Restricted Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
Victor D. Grizzle	—	—	277,658	22,537,500
Brian L. MacNeal	—	—	59,500	4,829,615
Charles M. Chiappone	—	—	42,252	3,429,595
Mark A. Hershey	—	—	27,590	2,252,204
Ellen R. Romano	—	—	16,899	1,380,138

(1)	Represents the number of RSUs/ PSUs that vested in 2019. The value realized upon vesting is computed by multiplying the number of units by the value of the underlying shares on the vesting date.

The performance period for PSUs granted in 2017 ended on December 31, 2019. The final payout determination was made in April 2020 by the Compensation Committee after a review of the Company’s performance and certification of achievement of the performance goals. The final 2017 PSU shares paid out and the value realized in April 2020 are set forth below.

Name	2017 PSU Absolute TSR Shares Granted (#)	2017 PSU Absolute TSR Payout Factor	2017 PSU Absolute TSR Final Payout (#)	PSU Absolute TSR Value on Vesting(a) ($)
Victor D. Grizzle	37,500	300%	112,500	8,249,625
Brian L. MacNeal	6,115	300%	18,345	1,345,239
Charles M. Chiappone	4,342	300%	13,026	955,197
Mark A. Hershey	2,752	300%	8,256	605,412
Ellen R. Romano	1,658	300%	4,974	364,743

Name	2017 PSU FCF Shares Granted (#)	2017 PSU FCF Payout Factor	2017 PSU FCF Final Payout (#)	PSU FCF Value on Vesting(a) ($)
Victor D. Grizzle	12,500	152%	19,000	1,393,270
Brian L. MacNeal	2,038	152%	3,098	227,176
Charles M. Chiappone	1,448	152%	2,201	161,399
Mark A. Hershey	8,255	152%	12,548	920,145
Ellen R. Romano	4,973	152%	7,559	554,301

(a)	Value at $73.33, the closing price of our shares of Common Stock on April 1, 2020, the date of Compensation Committee final payout determination.

48	AWI 2020 Proxy Statement

PENSION BENEFITS

The table below shows the present value of accumulated benefits payable to each of the NEOs, including the number of years of service credited to each such NEO, under the RIP and the RBEP as of December 31, 2019. The amounts were determined using the same interest rate and mortality rate assumptions used in the Company’s Consolidated Financial Statements in our Annual Report on Form 10-K for the year ended December 31, 2019. Information regarding the RIP and RBEP can be found in Note 18 to the Company’s Consolidated Financial Statements in our Annual Report on Form 10-K for the year ended December 31, 2019.

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)

Victor D. Grizzle	Not eligible

Brian L. MacNeal	Not eligible

Charles M. Chiappone	Not eligible

Mark A. Hershey	Not eligible

	Retirement Income Plan for Employees of Armstrong World Industries, Inc.	36.5	1,878,960	—

Ellen R. Romano

	Retirement Benefit Equity Plan of Armstrong World Industries, Inc.	36.5	1,708,916	—

The RBEP was established to pay any benefit which cannot be paid under the RIP due to Internal Revenue Code compensation or benefits limitations. All pension benefits are paid by the Company. The pension plans were closed to new salaried participants effective January 1, 2005 and pension benefits were frozen for all salaried employees on December 31, 2017. Benefits payable under the RIP and RBEP are based on a formula that yields an annual amount payable over the participant’s lifetime beginning at the age where the participant qualifies for an unreduced life annuity benefit.

In addition, Ms. Romano qualified for an additional annuity payment under the ESOP Pension Account (the “EPA”) to the extent such benefit can be paid under the qualified pension plan. The EPA was established in 2000 to restore a portion of the value lost by a broad group of employees who had purchased shares of Company stock and received Company contributions of additional shares which were intended to help fund the cost of their retiree health care coverage. The starting EPA balance was determined by multiplying the number of ESOP shares held by the participant by $47.75 which was the guaranteed value of the original ESOP convertible preferred shares. The EPA is credited with interest annually using the November 30-year Treasury bond rate. Interest is credited up to the date the participant commences regular pension benefits under the RIP.

Participants in the RIP may retire as early as age 55 provided the participant is vested under the plan. Participants become vested after completing five years of continuous employment having worked at least 1,000 hours in each year. Normal retirement date is the first of the month nearest the participant’s 65th birthday. Except as noted below, there is a reduction for early retirement for salaried participants who retire between the ages of 55 and 65. An employee who retires from active employment can receive an unreduced pension benefit commencing on the date of retirement if the employee’s age (minimum age 55) and total service totals 90 points (the “Rule of 90”). The unreduced Rule of 90 benefit is limited to the employee’s pension amount accrued to February 28, 2006. Employees receive credit for post-March 1, 2006 age and service for Rule of 90 eligibility.

The normal form of benefit payment is a monthly annuity. Except for payments having a lump sum present value of $100,000 or less under the qualified plan, no involuntary lump sum payments

AWI 2020 Proxy Statement	49

PENSION BENEFITS (CONTINUED)

are permitted. Various forms of annuity payments (including life, joint and survivor, period certain and level income options) are available under the pension plans. The annuity payments for these options are determined by actuarially adjusting the life annuity pension amount for the selected form of payment. The formula for the regular life annuity pension benefit for salaried employees under the RIP is based on the following factors:

•	the participant’s Average Final Compensation (the “AFC”) which is the average of the three highest years of eligible compensation (base salary plus annual incentive) during the last ten years of employment;

•	the participant’s number of years of Total Service (credited years of employment with the Company) used to calculate the pension amount; and

•	the participant’s Adjusted Covered Compensation (the “ACC”), which is a percentage of the average Social Security tax base for the 35-year period ending with the year the participant will qualify for an unreduced Social Security pension benefit.

The unreduced annual life annuity pension is the sum of the following four calculations, each of which may not be less than zero:

1.	AFC x 0.009 x Total Service to a maximum of 35 years; plus

2.	(AFC – ACC) x 0.005 x Total Service to 35 years; plus

3.	(AFC – 2 x ACC) x 0.0015 x Total Service to 35 years; plus

4.	AFC x 0.012 x Total Service over 35 years.

To the extent the participant is eligible for an EPA pension benefit that can be paid from the RIP, all of the allowable portion of the calculated EPA annuity will be added to the regular pension amount. EPA annuity amounts that cannot be paid from the qualified plan are forfeited.

Special provisions apply if the qualified pension plan is terminated within five years following an Extraordinary Event, as this term is defined in the RIP. Upon the occurrence of such an event, plan liabilities would first be satisfied, and then remaining plan assets would be applied to increase retirement income to employees. The amount of the increase is based on the assumption that the employee would have continued employment with Armstrong until retirement. Ms. Romano would be entitled to this benefit under these circumstances.

The assumptions used to calculate the actuarial present values shown in the table above are as follows:

•	Discount rated used to value benefit obligations equals 3.08%;

•	PRI2012 Projected from 2012 with MP2019;

•	EPA interest rate of 3.36%;

•	1994 GAR (RR2001-62) Mortality Table for EPA annuity conversion; and

•	Retirement at age 65 or Rule of 90 eligibility, as specified.

50	AWI 2020 Proxy Statement

NONQUALIFIED DEFERRED COMPENSATION

The table below shows the executive contributions, earnings and account balances for each NEO who participates in the NQDCP.

Name	Executive Contributions in 2019 ($)(1)	Registrant Contributions in 2019 ($)(2)	Aggregate Earnings in 2019 ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at 12/31/19 ($)

Victor D. Grizzle	105,593	79,195	139,065	—	944,859

Brian L. MacNeal	36,648	27,486	56,148	—	283,677

Charles M. Chiappone	6,242	5,618	10,334	—	67,921

Mark A. Hershey	35,635	26,726	115,674	—	659,167

Ellen R. Romano	20,247	15,185	10,296	—	75,824

(1)	The amount in this column is also reported as either Salary or Non-Equity Incentive Plan Compensation in the SCT.
(2)	The amount in this column is also reported in the All Other Compensation column of the SCT.
(3)	The table below reflects amounts reported in the aggregate balance at last fiscal year end that were previously reported as compensation to the NEO in the SCT for previous years.

Name	Amount Previously Reported ($)

Victor D. Grizzle	580,878

Brian L. MacNeal	143,647

Charles M. Chiappone	11,952

Mark A. Hershey	370,609

Ellen R. Romano	32,310

All salaried employees, including the NEOs, are eligible to participate in a 401(k) savings plan. We match 100% on the first 4% of employee contributions and 50% on the next 4% of employee contributions.

The NQDCP was established to provide benefits similar to the 401(k) plan as it applies to eligible employees whose eligible earnings (base salary plus annual incentive) exceed 12.5 times the Internal Revenue Code 402(g) elective deferral limit in effect for the plan year. A participant may elect to defer up to 25% of eligible base salary earnings and up to 25% of eligible annual incentive earnings. The Company matching contribution will be the same as that provided under the 401(k) savings plan with the Company match. Participants may transfer account balances between any of the applicable plans’ available investment options.

Under the NQDCP, participants become 100% vested in the Company match account after completing three years of continuous employment having worked at least 1,000 hours in each year.

Under the NQDCP, except in the case of an unforeseeable emergency or having reached age 70, no in-service distributions are permitted. Participants can elect to receive plan benefits as a single lump sum or in 120 monthly installments commencing after the date of the participant’s termination of employment. All elections must comply with the Internal Revenue Code requirements. If the total account value is less than $10,000, the entire account balance will be paid as a single sum at the time of termination. In the event of a participant’s death, any remaining payments shall be paid to the participant’s designated beneficiary or estate.

Under the NQDCP, the Company reserves the right to cause the participant to forfeit or require repayment of the Company match benefits where the participant is discharged for willful, deliberate or gross misconduct or where the participant has engaged in conduct that is injurious to the Company.

AWI 2020 Proxy Statement	51

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

The tables below summarize the estimated value of the potential payments and benefits under the Company’s plans and arrangements to which each NEO would be entitled upon termination of employment under the circumstances indicated. Except for the continuation of health and welfare benefits and outplacement support, amounts would be paid as a lump sum at termination. The amounts shown assume that such termination was effective December 31, 2019.

The “Change in Control” column assumes that there is no limitation on payments under the “best net” provision in each CIC agreement relating to tax under Section 4999 of the Internal Revenue Code. Amounts in the “Change in Control” column are “double trigger” payments and are therefore applicable only in the event both a change in control (“CIC”) event and either an involuntary (without cause) termination or a termination for Good Reason under the CIC agreement occur. The PSUs are valued at target for purposes of the tables below.

Victor D. Grizzle

	Reason for Termination

Program Element	Resignation	Involuntary for Cause	Involuntary without Cause	Termination for Good Reason	Change in Control

Cash Severance	—	—	$3,200,000	$3,200,000	$4,000,000

Health & Welfare Benefit Continuation	—	—	—	—	44,433

Outplacement Support	—	—	30,000	30,000	30,000

Pro-rated Bonus	—	—	800,000	800,000	800,000

Accelerated Long-Term Incentives

Performance Shares	—	—	—	—	13,800,152

Restricted Stock	—	—	—	—	—

Stock Options	—	—	—	—	—

Total	—	—	$4,030,000	$4,030,000	$18,674,585

Brian L. MacNeal

	Reason for Termination

Program Element	Resignation	Involuntary for Cause	Involuntary without Cause	Termination for Good Reason	Change in Control

Cash Severance	—	—	$1,071,000	$1,071,000	$1,428,000

Health & Welfare Benefit Continuation	—	—	—	—	59,697

Outplacement Support	—	—	30,000	30,000	30,000

Pro-rated Bonus	—	—	267,750	267,750	267,750

Accelerated Long-Term Incentives

Performance Shares	—	—	—	—	2,131,240

Restricted Stock	—	—	—	—	—

Stock Options	—	—	—	—	—

Total	—	—	$1,368,750	$1,368,750	$3,916,687

52	AWI 2020 Proxy Statement

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL (CONTINUED)

Charles M. Chiappone

	Reason for Termination

Program Element	Resignation	Involuntary for Cause	Involuntary without Cause	Termination for Good Reason	Change in Control

Cash Severance	—	—	$1,058,400	$1,058,400	$1,411,200

Health & Welfare Benefit Continuation	—	—	—	—	64,224

Outplacement Support	—	—	30,000	30,000	30,000

Pro-rated Bonus	—	—	264,600	264,600	264,600

Accelerated Long-Term Incentives

Performance Shares	—	—	—	—	1,718,054

Restricted Stock	—	—	—	—	—

Stock Options	—	—	—	—	—

Total	—	—	$1,353,000	$1,353,000	$3,488,078

Mark A. Hershey

	Reason for Termination

Program Element	Resignation	Involuntary for Cause	Involuntary without Cause	Termination for Good Reason	Change in Control

Cash Severance	—	—	$1,046,280	$1,046,280	$1,395,040

Health & Welfare Benefit Continuation	—	—	—	—	56,601

Outplacement Support	—	—	30,000	30,000	30,000

Pro-rated Bonus	—	—	261,570	261,570	261,570

Accelerated Long-Term Incentives

Performance Shares	—	—	—	—	2,501,951

Restricted Stock	—	—	—	—	424,087

Stock Options	—	—	—	—	—

Total	—	—	$1,337,850	$1,337,850	$4,669,249

Ellen R. Romano

	Reason for Termination

Program Element	Resignation	Involuntary for Cause	Involuntary without Cause	Termination for Good Reason	Change in Control

Cash Severance	—	—	$763,600	$763,600	$1,018,133

Health & Welfare Benefit Continuation	—	—	—	—	30,567

Outplacement Support	—	—	30,000	30,000	30,000

Pro-rated Bonus	—	—	180,637	180,637	180,637

Accelerated Long-Term Incentives

Performance Shares	—	—	—	—	1,525,415

Restricted Stock	—	—	—	—	281,440

Stock Options	—	—	—	—	—

Total	—	—	$974,236	$974,236	$3,066,192

AWI 2020 Proxy Statement	53

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL (CONTINUED)

Resignation or Involuntary Termination for Cause

No incremental benefits are provided to any of the NEOs in the event of a voluntary resignation or an involuntary termination for Cause. Cause is defined as (i) the willful and continued failure by the executive to substantially perform the executive’s duties after a written demand for substantial performance is delivered to the executive by the Board, (ii) the willful engaging by the executive in conduct which is demonstrably and materially injurious to the Company, or (iii) the executive’s conviction of any felony.

Involuntary Termination without Cause in the absence of CIC

In the event of a qualifying involuntary termination, all salaried employees are eligible for continuation of health care and life insurance benefits at active employee premium contributions for a period of six months unless the employee is eligible for and elects retiree health care coverage. In addition, senior executives, including the NEOs, are eligible for twelve months of executive outplacement support provided by an outside service provider.

Pursuant to the individual separation agreements, and upon the execution of a release of claims, Messrs. Grizzle, MacNeal, Chiappone, and Hershey and Ms. Romano are entitled to severance upon a termination by the Company without cause or Good Reason (as defined below) in an amount equal to one and one-half times (two times for Mr. Grizzle) their then current annual base salary plus target annual incentive under the Company’s AIP program, payable in a lump sum, and a pro-rated annual incentive bonus based on actual performance for the year of termination, payable at the time that bonuses are paid to employees of the Company

For purposes of the separation agreements, Good Reason is generally defined to mean: (i) a material diminution in authority, duties, or responsibilities or the assignment of duties or responsibilities that are materially inconsistent with those currently in effect; (ii) a 10% reduction of base salary, except for across-the-board salary reductions similarly affecting all senior executive officers of the Company; (iii) the relocation of principal place of employment to a location more than 50 miles from his or her current principal place of employment; (iv) a material breach by the Company of its obligations under the severance agreement; or (v) failure of the Company to obtain assumption and agreement by a successor of the Company to be bound by the severance agreement.

Information in the tables above assumes that any termination was effective December 31, 2019 and is based on the program parameters in effect as of December 31, 2019 as outlined above.

Qualifying Involuntary Termination Following a Change in Control

Under each executive’s separation agreement, the executive is entitled to receive severance payments upon involuntary termination without cause or termination for Good Reason within two years following a CIC, or within six months preceding a CIC if the termination is in connection with a potential CIC. Termination for Good Reason is defined in each executive’s individual CIC agreement and includes any one of the following events following a CIC:

(i)

the assignment to the executive of any duties inconsistent with the executive’s status as an executive officer of the Company or a substantial adverse alteration in the nature or status of the executive’s responsibilities, including diminution as a result of the Company no longer being a publicly traded corporation following the CIC;

(ii)	a reduction by the Company in the executive’s annual base salary;

(iii)	relocation of the executive’s principal place of employment to a location more than 50 miles from the principal place of employment immediately before the CIC;

(iv)	failure by the Company to pay to the executive any portion of the executive’s current compensation; or

(v)

failure by the Company to continue in effect any compensation or benefit plan in which the executive participates immediately prior to a CIC which is material to the executive’s total compensation unless an equitable arrangement has been made.

54	AWI 2020 Proxy Statement

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL (CONTINUED)

CIC Arrangements – Key Terms

We will not provide tax gross-ups under Sections 280G and 4999 of the Internal Revenue Code to any of our officers. Set forth below are certain key terms of the CIC agreements:

Term of Agreement	Fixed one-year term that automatically renews for an additional year unless notice is given at least 90 days prior to the anniversary of intent not to renew; term automatically continues for two years if the CIC occurs during term

Severance Benefits	2.5 times base salary plus target AIP for Mr. Grizzle, two times base salary plus target AIP for Messrs. MacNeal, Chiappone, and Hershey and Ms. Romano

Pro rata AIP	Prorated target AIP bonus for year of termination

Accelerated Equity Vesting	Double-trigger accelerated vesting (requires a CIC and qualifying termination of employment) for stock options, RSUs, PSUs and other equity grants to vest if assumed by the acquirer; the Compensation Committee may cash out equity grants if not assumed by the acquirer.

280G Taxation	Any amounts paid under the CIC Agreement will be reduced to the maximum amount that can be paid without being excess parachute payments under Internal Revenue Code Section 280G and that are subject to the excise tax imposed under Internal Revenue Code Section 4999, but only if the after-tax benefit of the reduced amount is higher than the after-tax benefit of the unreduced amount

“Change in Control” (CIC) generally means the occurrence of one of the following events:

(I)

any person is or becomes the beneficial owner, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such person any securities acquired directly from the Company or its affiliates) representing 35% or more of the combined voting power of the Company’s then outstanding securities, excluding any person who becomes such a beneficial owner in connection with a transaction described in clause (i) of paragraph (III) below; or

(II)

the following individuals cease for any reason to constitute a majority of the number of directors then serving: individuals who, on the date hereof, constitute the Company’s board of directors and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Company) whose appointment or election by the Company’s board of directors or nomination for election by the Company’s shareholders was approved or recommended by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors on the date hereof or whose appointment, election or nomination for election was previously so approved or recommended; or;

(III)

there is consummated a merger or consolidation of the Company or any direct or indirect subsidiary of the Company with any other corporation, other than (i) a merger or consolidation immediately following which the individuals who comprise the Company’s board of directors immediately prior thereto constitute at least a majority of the board of directors of the Company, the entity surviving such merger or consolidation or, if the Company or the entity surviving such merger is then a subsidiary, the ultimate parent thereof, or (ii) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person is or becomes the beneficial owner, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such person any securities acquired directly from the Company or its affiliates) representing 35% or more of the combined voting power of the Company’s then outstanding securities; or

AWI 2020 Proxy Statement	55

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL (CONTINUED)

(IV)

the shareholders of the Company approve a plan of complete liquidation or dissolution of the Company or there is consummated an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets, other than a sale or disposition by the Company of all or substantially all of the Company’s assets immediately following which the individuals who comprise the board of directors of the Company immediately prior thereto constitute at least a majority of the board of directors of the entity to which such assets are sold or disposed or any parent thereof.

56	AWI 2020 Proxy Statement

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

Securities authorized for issuance under equity compensation plans as of December 31, 2019.

	(a) Number of securities to be issued upon exercise of outstanding options, warrants, and rights	(b) Weighted-average exercise price of outstanding options, warrants, and rights	(c) Number of securities remaining available for future Issuance under equity compensation plans (excluding securities reflected in column (a))

Equity compensation plans approved by security holders	824,642(1)	$40.84(2)	2,528,536(3)

Equity compensation plans not approved by security holders	—	Not Applicable	—

Totals	824,642	$40.84(2)	2,528,536(3)
(1)	Includes RSUs, PSUs and stock options to purchase our shares of Common Stock granted under the Company’s 2016 LTIP and the 2008 and 2016 Directors Stock Unit Plans.
(2)	Represents the weighted-average exercise price of the outstanding stock options only; the outstanding RSUs and PSUs are not included in this calculation.
(3)

Reflects shares available pursuant to the issuance of stock options, RSUs, PSUs, or other stock-based awards under the 2016 LTIP and the 2008 and 2016 Director Stock Unit Plans. The aggregate number of shares of Common Stock reserved for the grant or settlement of awards under the 2016 LTIP (Share Limit) is 5,142,138, subject to adjustment as provided therein. With respect to awards granted on or after June 24, 2011, the number of shares of Common Stock reserved for award and issuance under this LTIP is reduced on a one-for-one basis for each Common Share subject to a Stock Option or Stock Appreciation Right and is reduced by a fixed ratio of 1.6 shares of Common Stock for each Common Share subject to a Restricted Stock Award or Stock Unit granted under the LTIP.

AWI 2020 Proxy Statement	57

ADDITIONAL MEETING INFORMATION

Why did I receive a one-page notice in the mail regarding the Internet availability of proxy materials instead of a full set of proxy materials?

This year we have again utilized the SEC rule allowing companies to furnish proxy materials to their shareholders over the Internet. We believe that this approach enables us to provide the materials to shareholders more quickly, while also reducing the impact of our annual meeting on the environment and the costs associated with printing and mailing.

How can I receive printed shareholder and proxy materials?

Please follow the instructions for “How to Access the Proxy Materials” on the one-page notice described above.

Who is soliciting my proxy?

The Board is soliciting your proxy in order to provide you with an opportunity to vote on all matters scheduled to come before the meeting, whether or not you attend the meeting via the internet.

Who is entitled to vote?

Each holder of record of our shares of Common Stock, at the close of business on the record date, April 21, 2020 (“Record Date”), is entitled to one vote for each Common Share owned on each matter to be voted on. As of the Record Date, 47,830,890 shares of Common Stock were issued and outstanding and entitled to vote at the Annual Meeting.

What must I do to attend the meeting via the Internet?

You may attend and participate in the Annual Meeting via the Internet at www.virtualshareholdermeeting.com/awi2020 where you will be able to vote and submit questions during the meeting. Shareholders who use the control number that was furnished to them (either with the notice sent to them regarding the availability of these proxy materials or with their copy of these proxy materials) to log on to the meeting will be able to vote and submit questions during the meeting.

Why can’t I attend the meeting in person?

Due to the coronavirus (COVID-19) global pandemic this year, we are sensitive to the public health and travel concerns our shareholders may have and the protocols that federal, state, and local governments have imposed. Hosting a virtual annual meeting provides easy access for our shareholders and facilitates participation since shareholders can participate from any location around the world.

How can I revoke my proxy?

Proxies are voted at the Annual Meeting. You may revoke your proxy at any time before it is voted, and your last vote is the vote that will be counted. If you are a shareholder of record on the Record Date and you returned a paper proxy card, you can write to the Corporate Secretary at our corporate offices, 2500 Columbia Avenue Lancaster, Pennsylvania 17603, stating that you wish to revoke your proxy and that you need another proxy card. If you submitted your proxy by the Internet or by telephone, you can vote again over the Internet or by telephone. If you hold your shares of Common Stock through a broker, bank or other nominee, you can revoke your proxy by contacting the broker, bank or other nominee and following its procedure for revocation. If you are a shareholder of record on the Record Date and you attend meeting in person via the Internet, you may revoke your proxy by voting electronically during the meeting. Your attendance via the Internet alone at the Annual Meeting will not of itself constitute a revocation of your proxy.

How many votes can be cast by all shareholders?

47,830,890 votes, consisting of one vote for each outstanding Common Share outstanding on the Record Date.

What is the quorum requirement for the Annual Meeting?

A quorum of the holders of the outstanding shares of Common Stock must be present for the Annual Meeting to be held. A “quorum” is the presence at the Annual Meeting, virtually or represented by proxy, of shareholders entitled to cast at least a majority of the votes which all shareholders are entitled to cast on a matter to be acted on at the Annual Meeting. Abstentions and broker

58	AWI 2020 Proxy Statement

ADDITIONAL MEETING INFORMATION (CONTINUED)

“non-votes” are counted as present and entitled to vote for purposes of determining a quorum. A broker “non-vote” occurs when a broker does not vote on a particular proposal because the broker does not have discretionary voting power with respect to the proposal and has not received voting instructions from the beneficial owner.

What if a quorum is not present at the Annual Meeting?

If the Annual Meeting cannot be organized because a quorum is not present, the shareholders present at the Annual Meeting will have the power, except as otherwise provided by statute, to adjourn the Annual Meeting to such time and place as they may determine. Those shareholders who attend the second of such adjourned meetings, even if less than a quorum, shall nevertheless constitute a quorum for the purpose of electing directors.

What vote is required to elect directors at the Annual Meeting?

At the Annual Meeting, in connection with the election of directors, you will be entitled to cast one vote for each share held by you for each nominee. Votes may be cast “for” or “withheld” with respect to each nominee. Directors will be elected by a plurality of the votes cast at the Annual Meeting. A plurality means that the nominees with the largest number of votes cast “for” their election, up to the nine (9) directors to be chosen at the Annual Meeting, will be elected. Votes that are “withheld” will be excluded entirely from the vote and will have no effect, other than for purposes of determining the presence of a quorum. However, the Board has adopted a Policy on Majority Voting, pursuant to which, in an uncontested election, any nominee for director who receives a greater number of votes “withheld” from his or her election than votes “for” such election will within 10 business days following certification of the shareholder vote, tender his or her resignation to the Board. See “CORPORATE GOVERNANCE — Policy on Majority Voting in the Election of Directors.”

What vote is required to approve the other items at the Annual Meeting?

The ratification of the appointment of KPMG LLP as our independent registered public accounting firm for 2020 requires the affirmative vote of a majority of the votes present and entitled to vote at the meeting to be approved. The advisory approval of executive compensation requires the affirmative vote of a majority of the votes present and entitled to vote at the meeting to be approved. Any other matters that may be acted upon at the Annual Meeting will be determined by the affirmative vote of the holders of a majority of our shares of Common Stock represented via the Internet, or by proxy at the Annual Meeting and entitled to vote on the matter.

How are votes, abstentions and broker non-votes counted?

Broker non-votes will be included in determining whether a quorum is present but will have no effect on the outcome of the matters to be voted upon at the Annual Meeting, including in connection with the election of directors. Abstentions are not considered a vote cast under Pennsylvania law. Under our Bylaws, however, other than in connection with the election of directors, abstentions will have the effect of a negative vote with respect to matters to be voted upon at the Annual Meeting.

Who will count the votes and how much does it cost the Company?

We have engaged Broadridge Investor Communications Solutions, Inc. to tabulate the proxy votes and any votes cast at the meeting for a fee of approximately $35,000 plus reasonable expenses.

What does it mean if I receive more than one proxy card or voting instructions?

It means that you have multiple accounts in which you own our shares of Common Stock. Please vote all proxy cards/voting instructions from the Company to ensure that all your shares of Common Stock are voted. However, you may want to contact your broker, bank or the Company’s transfer agent to consolidate as many accounts as possible under a single name and address. Our transfer agent is AST. All communications concerning shares of Common Stock you hold in your name, including address changes, name changes, requests to transfer and similar issues, can be handled by contacting AST at American Stock Transfer & Trust Company, LLC, 6201 15th Avenue Brooklyn, NY 11219; or by email to info@amstock.com; or by phone (1-800-937-5449).

AWI 2020 Proxy Statement	59

ADDITIONAL MEETING INFORMATION (CONTINUED)

What should we do if multiple shareholders reside in our household, and we wish to change the copies of proxy materials that we receive?

Some banks, brokers, broker-dealers and other similar organizations acting as nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that, unless we have received contrary instructions from such bank, broker, broker-dealer or similar organization, only one copy of this proxy statement and the annual report may have been sent to multiple shareholders in your household. If you would prefer to receive separate copies of a proxy statement or annual report for other shareholders in your household, either now or in the future, please contact your bank, broker, broker-dealer or other similar organization serving as your nominee. Upon written or oral request to the attention of Investor Relations, 2500 Columbia Avenue Lancaster, Pennsylvania 17603, or via telephone to the Investor Relations department at 717-396-6354, we will promptly provide separate copies of the annual report and/or this proxy statement. Shareholders sharing an address who are receiving multiple copies of this proxy statement or annual report and who wish to receive a single copy of such materials in the future will need to contact their bank, broker, broker-dealer or other similar organization serving as their nominee to request that only a single copy of each document be mailed to all shareholders at the shared address in the future.

Who may solicit proxies on the Company’s behalf?

Our directors, officers and employees may solicit proxies from our shareholders. These persons will not receive any additional compensation for these services. We will request that the Notice of Annual Meeting, this proxy statement, the proxy card, and related materials (if any), be forwarded to beneficial owners by banks, brokers and other persons for their reasonable out-of-pocket expenses in handling these materials. We will bear the costs of preparing, assembling and mailing the proxy materials and expect to reimburse such beneficial owners for all such solicitations.

OTHER BUSINESS

The Board knows of no matters other than the foregoing to come before the meeting. However, if any other matters properly come before the meeting, the persons named in the enclosed proxy will vote in their discretion with respect to such other matters.

DELINQUENT SECTION 16(A) REPORTS

Section 16(a) of the Exchange Act and the regulations thereunder require certain of our officers, as well as our directors and persons who own more than 10% of a registered class of our equity securities (collectively, the “reporting persons”) to file reports of ownership and changes in ownership with the SEC and to furnish us with copies of these reports. Based solely on our review of the copies of these reports within a prescribed period of time and written representations we received from the reporting persons, we believe that all filings required to be made by the reporting persons during or with respect to the period January 1, 2019 through December 31, 2019 were made on a timely basis.

60	AWI 2020 Proxy Statement

SUBMISSION OF SHAREHOLDER PROPOSALS

In order to submit shareholder proposals for the 2021 annual meeting for inclusion in the Company’s 2021 proxy statement pursuant to SEC Rule 14a-8, materials must be received by the Corporate Secretary at the Company’s corporate offices in Lancaster, Pennsylvania, no later than January 2, 2021.

The proposals must comply with all of the requirements of SEC Rule 14a-8. Proposals should be addressed to: Corporate Secretary, 2500 Columbia Avenue, Lancaster, Pennsylvania 17603. As the rules of the SEC make clear, simply submitting a proposal does not guarantee its inclusion.

The Bylaws also establish an advance notice procedure with regard to director nominations and shareholder proposals that are not submitted for inclusion in the proxy statement, but that a shareholder instead wishes to present directly at an annual meeting. To be properly brought before the 2021 annual meeting, a notice of the nomination or the matter the shareholder wishes to present at the meeting must be delivered to the Corporate Secretary at the Company’s corporate offices in

Lancaster (see above), not later than 90 days nor earlier than 120 days prior to the first anniversary of the date of this annual meeting. As a result, any notice given by or on behalf of a shareholder pursuant to these provisions of the Bylaws (and not pursuant to SEC Rule 14a-8) must be received no later than February 25, 2021. All director nominations and shareholder proposals must comply with the requirements of our Bylaws, a copy of which may be obtained at no cost from the Corporate Secretary.

In either case, if the date of our 2021 annual meeting is more than 30 calendar days before or after the first anniversary of this annual meeting, your proposal must be received by the Corporate Secretary by close of business on the fifteenth day following the day we publicly announce the date of the 2021 annual meeting.

Any shareholder proposals not received by such applicable dates will be considered untimely and, if presented at the 2021 annual meeting, the proxy holders will be able to exercise discretionary authority to vote on any such proposal to the extent authorized by Exchange Act Rule 14a-4(c).

ANNUAL REPORT ON FORM 10-K

Our Annual Report to Shareholders, including financial statements, is being furnished simultaneously with this proxy statement to all shareholders of record as of the Record Date. A copy of our Annual Report and Form 10-K for the year ended December 31, 2019, including financial statements, but excluding the financial statement schedules and most exhibits, will be provided without charge to shareholders upon written request to: Armstrong World Industries, Inc., Investor Relations, P.O. Box 3001, Lancaster, PA 17604.

Our Annual Report is also available at www.proxyvote.com, or www.armstrongceilings.com – Investors – SEC Filings – 10-K. The Form 10-K will include a list of exhibits to the Form 10-K. Copies of exhibits will be furnished to shareholders upon written request and upon our receipt of payment of reproduction and mailing expenses.

AWI 2020 Proxy Statement	61

INCORPORATION BY REFERENCE

To the extent that this proxy statement has been or will be specifically incorporated by reference into any other filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, the sections of this proxy statement entitled “Report of the Audit Committee” (to the extent permitted by the rules of the SEC) and “Compensation Committee Report” shall not be deemed to be so incorporated, unless specifically provided otherwise in such filing.

SHAREHOLDER LIST

A list of shareholders entitled to vote at the Annual Meeting will be available for examination by shareholders at the Annual Meeting through the website portal for shareholders (see Additional Meeting Information section above).

62	AWI 2020 Proxy Statement

ANNEX A to Armstrong World Industries, Inc. 2020 Proxy Statement

To supplement its consolidated financial statements presented in accordance with accounting principles generally accepted in the United States (GAAP), the Company provides additional measures of performance adjusted to exclude the impact of restructuring charges and related costs, impairments, the non-cash impact of the U.S. pension plan and certain other gains and losses. The Company uses these adjusted performance measures in managing the business, including communications with its Board of Directors and employees, and believes that they provide users of this financial information with meaningful comparisons of operating performance between current results and results in prior periods. The Company believes that these non-GAAP financial measures are appropriate to enhance understanding of its past performance, as well as prospects for its future performance. These non-GAAP measures should not be considered in isolation or as a substitute for the most comparable GAAP measures. Non-GAAP financial measures utilized by the Company may not be comparable to non-GAAP financial measures used by other companies. Dollars are in millions unless otherwise indicated.

2019
Adjusted EBITDA*	$403
Depreciation and Amortization**	(75)
Operating Income, Adjusted	$328
U.S. Pension Expense	(5)
Litigation Expense	(20)
WAVE Items	16
Net Environmental Expenses	(1)
Operating Income, Reported	$317

MINERAL FIBER
2019
Adjusted EBITDA	$358
Depreciation and Amortization	(63)
Operating Income, Adjusted	$296
Litigation Expense	$(20)
WAVE Items	$16
Net Environmental Expenses	(1)
Operating Income, Reported	$290

ARCHITECTURAL SPECIALTIES
2019
Adjusted EBITDA	$45
Depreciation and Amortization	(9)
Operating Income, Reported	$36

UNALLOCATED CORPORATE
2019
Adjusted EBITDA	$6
Depreciation and Amortization	$(3)
Operating Income, Adjusted	$(3)
U.S. Pension Expense	(5)
Operating Income (Loss), Reported	$(8)

CASH FLOW
2019
Net cash from operations	$183
Net cash (used for) investing activities	(89)
Add: Acquisition, net	56
Add: Litigation	23
Add: Environmental payment, net	5
Add: Net payments from the sale of international businesses to Knauf International GmbH	66
Adjusted Free Cash Flow	$244

AWI 2020 Proxy Statement	63

ARMSTRONG WORLD INDUSTRIES, INC. Mark A. Hershey 2500 COLUMBIA AVENUE
LANCASTER, PA 17603
VOTE BY INTERNET - www.proxyvote.com Before The Meeting: www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.
During The Meeting - Go to www.virtualshareholdermeeting.com/AWI2020
You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.
VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.
VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.
TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.
For Withhold For All To withhold authority to vote for any All All Except individual nominee(s), mark “For All Except” and write the number(s) of the
The Board of Directors recommends you vote FOR the following: nominee(s) on the line below.
1. Election of Directors
Nominees
01 Stan A. Askren 02 Victor D. Grizzle 03 Tao Huang 04 Barbara L. Loughran
06 James C. Melville 07 Wayne R. Shurts 08 Roy W. Templin 09 Cherryl T. Thomas
The Board of Directors recommends you vote FOR proposals 2 and 3.
2 To ratify the selection of KPMG LLP as our independent registered public accounting firm for 2020.
3 To approve, on an advisory basis, our executive compensation program.
NOTE: Such other business as may properly come before the meeting or any adjournment thereof. In their discretion, the proxy holders are authorized to vote such other business as may properly come before the meeting or any postponement or adjournment thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.
05 Larry S. McWilliams
For Against Abstain
Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Annual Report, Notice & Proxy Statement are available at www.proxyvote.com
ARMSTRONG WORLD INDUSTRIES, INC. Annual Meeting of Shareholders June 25, 2020 8:00 AM
This proxy is solicited by the Board of Directors
The undersigned hereby appoints Victor D. Grizzle and Larry S. McWilliams as proxies, each with full power of substitution, to represent and vote as designated on the reverse side, all of the common shares of Armstrong World Industries, Inc. held of record by the undersigned on April 21, 2020, at the Annual Meeting of Shareholders to be held on July 25, 2020 at 8:00 a.m., or any adjournment or postponement thereof.
This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations.
Continued and to be signed on reverse side